UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. __ )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Microsoft Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Microsoft Proxy Statement 2013

Annual Meeting of Shareholders

The Annual Meeting of Shareholders of

Microsoft Corporation will be held at:

Meydenbauer Center

11100 NE 6th Street

Bellevue, Washington 98004

Admission requirements

See Part 1 – “Information about the meeting” for details on admission requirements to attend the Annual Meeting.

Microsoft Proxy Statement 2013

Annual Meeting of Shareholders

The Annual Meeting of Shareholders of

Microsoft Corporation will be held at:

Meydenbauer Center

11100 NE 6th Street

Bellevue, Washington 98004

Admission requirements

See Part 1 – “Information about the meeting” for details on admission requirements to attend the Annual Meeting.

Proxy voting options

Your vote is important!

Whether or not you expect to attend in person, we urge you to vote your shares by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card or voting instruction form at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares will save us the expense and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your stock at the meeting if you desire to do so, as your vote by proxy is revocable at your option.

Voting by the Internet or telephone is fast and convenient, your vote is immediately confirmed and tabulated, and helps Microsoft reduce postage and proxy tabulation costs.

If you prefer, you can vote by mail by returning the enclosed proxy card or voting instruction form in the addressed, prepaid envelope provided.

Please do not return the enclosed paper ballot if you are voting via the Internet or by telephone.

Vote by Internet

www.proxyvote.com

24 hours a day / 7 days a week

Instructions:

1.	Read the accompanying Proxy Statement.

2.	Go to the following website: www.proxyvote.com

3.	Have your proxy card or voting instruction form in hand and follow the instructions. You can also register to receive all future shareholder communications electronically, instead of in print. This means that the annual report, Proxy Statement, and other correspondence will be delivered to you via e-mail.

Vote by telephone

1.800.690.6903 via touch tone phone

toll-free 24 hours a day / 7 days a week

Instructions:

1.	Read the accompanying Proxy Statement.

2.	Call toll-free 1.800.690.6903.

3.	Have your proxy card or voting instruction form in hand and follow the instructions.

October 7, 2013

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Microsoft Corporation, which will be held at Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington 98004, on November 19, 2013 at 8:00 a.m. Pacific Time. Doors open at 7:00 a.m. As we did last year, we will be featuring a Microsoft Store at our product showcase. This will give you the opportunity to experience Microsoft’s latest consumer products including the latest devices running the new Windows, Microsoft Surface, Xbox, and the latest Windows 8 Phones. Driving directions to Meydenbauer Center can be found on the last page of this document. Parking will be validated only for Meydenbauer Center garage. Parking is limited, so plan ahead if you are driving to the meeting.

The attached Notice of Annual Meeting of Shareholders and Proxy Statement contain details of the business to be conducted at the Annual Meeting.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet, by phone, or by signing, dating, and returning the enclosed proxy card in the enclosed envelope. If you attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

This year’s shareholder question and answer session will include both live questions and questions submitted in advance. You may submit a question in advance by email to ASM@microsoft.com or through the Shareholder Forum available on the Investor Relations website; we will respond to as many inquiries as time allows.

We will provide a live webcast of the Annual Meeting from the Microsoft Investor Relations website at www.microsoft.com/investor. This year we are also offering a virtual shareholder meeting through which you can view the meeting, submit questions and vote online. A transcript along with video and audio of the entire Annual Meeting will be available on the Investor Relations website after the meeting. We hope this will allow those of you who are unable to attend the meeting in person to hear Microsoft executives discuss the year’s results and our plans for the future. In addition, we make available at our Investor Relations website free of charge a variety of information for investors. Our goal is to maintain the Investor Relations website as a portal through which investors can easily find or navigate to pertinent information about us.

On behalf of the Board of Directors, I would like to express our appreciation for your continued investment in Microsoft. I look forward to greeting as many of our shareholders as possible.

Sincerely,

Steven A. Ballmer

Chief Executive Officer

The use of cameras at the Annual Meeting is prohibited and they will not be allowed into the meeting or any other related areas, except by credentialed media. We realize that many mobile phones have built-in cameras; while these phones may be brought into the venue, the camera function may not be used at any time.

Microsoft Corporation

Notice of 2013 Annual Meeting of Shareholders

Date:	November 19, 2013

Time:	8:00 a.m. Pacific Time

Place:	Meydenbauer Center 11100 NE 6th Street Bellevue, Washington 98004

Record date:	September 13, 2013. Only shareholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting.

Proxy voting:	Important. Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card or voting instruction form will save the expenses and extra work of additional solicitation. If you wish to vote by mail, we have enclosed an addressed envelope, postage prepaid if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares at the meeting, as your proxy is revocable at your option.

Items of business:

• To elect nine directors from among the nominees described in this Proxy Statement

• To approve material terms of the performance criteria under the Executive Officer Incentive Plan

• To approve, on a non-binding advisory basis, the compensation paid to our Named Executive Officers

• To ratify the selection of Deloitte & Touche LLP as our independent auditor for fiscal year 2014

• To transact other business that may properly come before the Annual Meeting

Virtual meeting:	You may also vote at the meeting via the Internet by visiting www.virtualshareholdermeeting.com/MSFT13 and following the instructions.

Important notice regarding the availability of proxy materials for the shareholder meeting to be held on November 19, 2013. Our Proxy Statement and Annual Report to Shareholders are available at www.microsoft.com/investor.

By order of the Board of Directors

Bradford L. Smith

Secretary

Redmond, Washington

October 7, 2013

Proxy summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Shareholders

Date:	November 19, 2013

Time:	8:00 a.m. Pacific Time

Place:	Meydenbauer Center 11100 NE 6th Street Bellevue, Washington 98004

Record date:	September 13, 2013

Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Admission to meeting:	Proof of share ownership will be required to enter the Microsoft Annual Meeting – see Part 1 – “Information about the meeting” for details. Please follow the directions to Meydenbauer Center on the last page of this Proxy Statement.

Meeting agenda

•	Election of nine directors

•	Approve material terms of the performance criteria under the Executive Officer Incentive Plan

•	Advisory vote on executive compensation

•	Ratification of Deloitte & Touche LLP as our independent auditor for fiscal year 2014

•	Transact other business that may properly come before the meeting

Voting matters and vote recommendation

See Part 6 – “Proposals to be voted on at the meeting” for more information.

Matter	Board vote recommendation
Management proposals
Election of directors	For each director nominee
Approve material terms of the performance criteria under the Executive Officer Incentive Plan	For
Advisory vote on executive compensation	For
Ratification of Deloitte & Touche LLP as our independent auditor for fiscal year 2014	For

i	Proxy summary

Our director nominees

See Part 3 – “Board of Directors” for more information.

The following table provides summary information about each director nominee. Each director is elected annually by a majority of votes cast.

Name	Age	Director since	Occupation	Inde- pendent	Other public boards	Committee memberships
						AC	CC	GN	RPP
Steven A. Ballmer	57	2000	CEO, Microsoft		0
Dina Dublon	60	2005	Former CFO and EVP, JPMorgan Chase & Co.	•	2	F	M
William H. Gates III	57	1981	Chairman, Microsoft		1
Maria M. Klawe	62	2009	President, Harvey Mudd College	•	1		M		M
Stephen J. Luczo	56	2012	CEO, Seagate Technology PLC	•	1	F	C
David F. Marquardt	64	1981	General Partner, August Capital	•	0			M
Charles H. Noski	61	2003	Former Vice Chairman, Bank of America Corporation	•	2	C, F		M
Helmut Panke	67	2003	Former Chairman of the Board of Management, BMW Bayerische Motoren Werke AG	•	3	F			C
John W. Thompson	64	2012	CEO, Virtual Instruments, Inc.	•	0			C	M

AC	Audit Committee	C	Chair
CC	Compensation Committee	M	Member
GN	Governance and Nominating Committee	F	Financial expert
RPP	Regulatory and Public Policy Committee

Attendance

Each director nominee is a current director and attended at least 75% of the aggregate of all fiscal year 2013 meetings of the Board and each committee on which he or she served.

Proxy summary	ii

Executive compensation matters

See Part 4 – “Named Executive Officer compensation” and Part 6 – “Proposals to be voted on at the meeting” for more information.

Business highlights

Fiscal year performance results included:

•	$77.31 billion in revenue as adjusted,* an increase of 4% (GAAP revenue of $77.85 billion)

•	$26.96 billion in operating income as adjusted,* a decrease of 5% (GAAP operating income of $26.76 billion)

•	$2.62 diluted earnings per share as adjusted,* a decrease of 6% (GAAP diluted earnings per share of $2.58)

•	$22.4 billion in unearned revenue as of fiscal year end, a record amount

•	$12.3 billion returned to shareholders through dividends and stock buybacks

•	Slower than anticipated sales of Surface RT devices resulted in a price reduction to accelerate sales and a $900 million inventory charge

•	Server and Tools Business, Windows Division and Microsoft Business Division revenue grew 9%, 5%, and 3%, respectively

We also took significant steps in our evolution as a devices and services company.

•

In July 2013, we announced a company-wide realignment, as One Microsoft, involving a range of initiatives including consolidating development into fewer core engineering groups and further unifying our core technologies for greater efficiency.

•	In October 2012, we launched our new operating system, Windows 8 and on October 18, 2013 we will release to market the Windows 8.1 update.

•

We launched the Surface RT and Pro devices, significantly increased retail distribution of Surface in the second half of fiscal year 2013, and completed much of the work that led to the Surface 2 and Surface 2 Pro devices and accessories that will be available on October 22.

•

We released Office 365 for home use, offering enhancements including deeper integration of SkyDrive and Skype. As of the end of the fiscal year we had more than one million Office 365 Home Premium subscribers.

•	In November 2012, we launched the next version of our Windows Phone operating system, Windows Phone 8.

•	In September 2012, we launched Windows Server 2012 and Visual Studio 2012.

*	See Annex A for a reconciliation of non-GAAP and GAAP measures presented.

Executive compensation advisory vote

Our Board of Directors recommends that shareholders vote to approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers, as described in this proxy statement for the following reasons.

Pay for performance

Our compensation program allows our Compensation Committee and Board to determine pay based on a comprehensive view of quantitative and qualitative factors designed to produce long-term business success. The correlation between our financial results and executive officer compensation awarded, as described in Part 4 – “Named Executive Officer compensation – Compensation discussion and analysis,” demonstrates the success of this approach.

Sound program design

We designed our executive officer compensation programs to attract, motivate, and retain the key executives who drive our success and industry leadership. Pay that reflects performance and alignment with the interests of long-term shareholders are key principles. We achieve our objectives through compensation that:

•	provides a competitive total pay opportunity,

•	consists primarily of stock-based compensation,

•	links a significant portion of total compensation to performance we believe will create long-term shareholder value,

•	differentiates rewards based on the executive officer’s contributions to business performance,

•	enhances retention by subjecting much of total compensation to multi-year vesting, and

•	does not encourage unnecessary and excessive risk taking.

iii	Proxy summary

Best practices in executive compensation

Our compensation programs for our Named Executive Officers incentivize superior individual and business performance and do not reward inappropriate risk taking. Some of our leading practices include:

•	an executive compensation recovery policy,

•	an executive stock ownership policy,
•	a policy prohibiting pledging and hedging ownership of Microsoft stock,

•	no special perquisites or benefits,

•	no employment contracts or change in control protections, and

•	no supplemental executive or similar retirement programs.

Auditors

See Part 5 – “Audit Committee matters” for more information.

We ask that our shareholders ratify the selection of Deloitte & Touche LLP as our independent auditor for fiscal year 2014. Below is summary information about Deloitte & Touche’s fees for services provided in fiscal years 2013 and 2012.

Year ended June 30	2013	2012
Audit fees	$23,075,000	$23,133,000
Audit related fees	13,782,000	8,317,000
Tax fees	57,000	50,000
All other fees	410,000	12,000
Total	$37,324,000	$31,512,000

2014 Annual Meeting

Shareholder proposals submitted for inclusion in our 2014 proxy statement pursuant to SEC Rule 14a-8 must be received by us no later than June 9, 2014.

Notice of shareholder proposals to be raised from the floor of the 2014 Annual Meeting of shareholders outside of SEC Rule 14a-8 must be delivered to us no earlier than July 22, 2014 and no later than August 21, 2014.

Note about forward-looking statements

Certain statements in this proxy statement, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this report, including without limitation, this Proxy Summary and Part 4 – “Named Executive Officer compensation.” These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,”

“intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” of our Forms 10-K and 10-Q. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Proxy summary	iv

Proxy Statement table of contents

v	Table of contents

Part 6. Proposals to be voted on at the meeting

Election of directors	46

Approval of material terms of the performance goals under the Executive Officer Incentive Plan	47

Advisory vote on executive compensation	50

Statement in support	50

Ratification of independent auditor	51

Proposals of shareholders for 2014 Annual Meeting	51

Annex A

Reconciliation of non-GAAP and GAAP Financial Measures	52

Driving directions and parking

Downtown Bellevue	Back Cover

Table of contents	vi

Part 1	Information about the meeting

This Proxy Statement was first mailed to shareholders on or about October 7, 2013. It is furnished in connection with the solicitation of proxies by the Board of Directors of Microsoft Corporation (“Microsoft” or “the Company”) to be voted at the Annual Meeting of Shareholders for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting of Shareholders will be held at 8:00 a.m. Pacific Time on November 19, 2013 at Meydenbauer Center,

11100 NE 6th Street, Bellevue, Washington 98004. Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A shareholder may revoke a proxy by delivering a signed statement to our Corporate Secretary at or prior to the Annual Meeting or by timely executing and delivering, by Internet, telephone, mail, or in person at the Annual Meeting, another proxy dated as of a later date. Microsoft will pay the cost of solicitation of proxies.

Internet availability of proxy materials

We are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. On October 7, 2013, we mailed a Notice of Internet Availability of Proxy Materials to certain of our shareholders. The Notice contains instructions about how to access our proxy materials and vote online or vote by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via e-mail unless you elect otherwise.

Proof of ownership required for attending meeting in person

You are entitled to attend the Annual Meeting only if you are a shareholder as of the close of business on September 13, 2013, the record date, or hold a valid proxy for the meeting. In order to be admitted to the Annual Meeting, you must present proof of ownership of Microsoft stock on the record date. This can be:

•	a brokerage statement or letter from a bank or broker indicating ownership on September 13, 2013,

•	the Notice of Internet Availability of Proxy Materials,

•	a printout of the proxy distribution email (if you received your materials electronically),
•	a proxy card,

•	a voting instruction form, or

•	a legal proxy provided by your broker, bank or nominee.

Any holder of a proxy from a shareholder must present the proxy card, properly executed, and a copy of the proof of ownership. Shareholders and proxy holders must also present a form of photo identification such as a driver’s license. We will be unable to admit anyone who does not present identification or refuses to comply with our security procedures.

Participation in electronic meeting

You may also attend this year’s Annual Meeting of Shareholders via the Internet. The accompanying proxy materials include instructions on how to participate in the meeting and the means by which you may vote your shares of Company stock. To submit your questions during the Annual Meeting, please log on to www.virtualshareholdermeeting.com/MSFT13. You will need to enter the 12-digit control number received with your Notice or Proxy to enter the meeting.

1	Information about the meeting

Solicitation of proxies

The Board of Directors of Microsoft is soliciting the proxy accompanying this Proxy Statement. Proxies may be solicited by officers, directors, and employees of Microsoft, none of whom will receive any additional compensation for their services. Also, Phoenix Advisory Partners, LLC may solicit proxies at a cost we anticipate will not exceed $15,000. These solicitations may be made personally or by mail, facsimile, telephone, messenger, email, or the Internet. Microsoft will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. Microsoft will pay all proxy solicitation costs.

Shareholders of record at the close of business on September 13, 2013 will be entitled to vote at the meeting on the basis of one vote for each share held. On September 13, 2013, there were 8,360,743,755 shares of common stock outstanding, held of record by 119,361 shareholders.

Householding

To reduce costs and reduce the environmental impact of our Annual Meeting, a single proxy statement and annual report, along with individual proxy cards or individual Notices of Internet Availability, will be delivered in one envelope to certain shareholders having the same last name and address and to individuals with more than one account registered at our transfer agent with the same address, unless contrary instructions have been received from an affected shareholder. Shareholders participating in householding will continue to receive separate proxy cards. If you are a registered shareholder and would like to enroll in this service or receive individual copies of this year’s and/or future proxy materials, please contact our transfer agent, American Stock Transfer & Trust Company, by mail at P.O. Box 2362, New York, NY 10272-2362, by phone at (800) 285-7772, option 1, or by email at msft@amstock.com. If you are a beneficial shareholder, you may contact the broker or bank where you hold the account.

Election of directors

Nine directors are to be elected at the Annual Meeting to hold office until the next annual meeting of shareholders, and until their respective successors are elected and qualified. If, for any reason, the directors are not elected at an Annual Meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by the Bylaws of Microsoft Corporation (“Bylaws”). The accompanying proxy will be voted in favor of the nominees presented in Part 3 – “Board of Directors – Our director nominees” to serve as directors unless the shareholder indicates to the contrary on the proxy. All the nominees are current directors.

The Board of Directors expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, the proxy will be voted for the election of another nominee designated by our Board.

Voting procedures

Tabulation of votes

Our independent election inspector, American Stock Transfer & Trust Company LLC, will tabulate votes cast by proxy or in person at the meeting. We expect to publish the final vote tabulation on our website, www.microsoft.com/investor/votingresults, within one business day after the Annual Meeting. We will also report the results in a Form 8-K filed with the Securities and Exchange Commission (“SEC”) within four business days of the Annual Meeting.

Information about the meeting	2

Majority vote standard for election of directors

In an uncontested election, each director will be elected by a vote of the majority of the votes cast. A majority of votes cast means the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director. We will not treat as cast any share (a) whose ballot is marked as withheld, (b) that is otherwise present at the meeting but for which there is an abstention, or (c) a share otherwise present at the meeting as to which a shareholder gives no authority or direction. In a contested election, the directors will be elected by a plurality of the votes cast, meaning the directors receiving the largest number of “for” votes will be elected.

A contested election is one in which:

•	as of the last day for giving notice of a shareholder nominee, a shareholder has nominated a candidate for director according to the requirements of our Bylaws and

•	as of the date that notice of the meeting is given, the Board of Directors considers that a shareholder candidacy has created a bona fide election contest.

In an uncontested election, a nominee who does not receive a majority vote will not be elected. Except as explained in the next paragraph, an incumbent director who is not elected because he or she does not receive a majority vote will continue to serve as a holdover director until the earliest of: (a) 90 days after the date on which the election inspector determines the voting results as to that director, (b) the date on which the Board of Directors appoints an individual to fill the office held by that director, or (c) the date of that director’s resignation.

The Board of Directors may fill any vacancy resulting from the non-election of a director as provided in our Bylaws.

The Governance and Nominating Committee will consider promptly whether to fill the office of a nominee who fails to receive a majority vote and make a recommendation to our Board about filling the office.

The Board of Directors will act on the Governance and Nominating Committee’s recommendation and within 90 days after certification of the shareholder vote will disclose publicly its decision.

Additional details about this process are specified in our Bylaws, which are available on our website at www.microsoft.com/bylaws.

Vote required; effect of abstentions and broker non-votes

The shares of a shareholder whose ballot on any or all proposals is marked as “abstain” will be included in the number of shares present at the Annual Meeting to determine whether a quorum is present. If you are the beneficial owner of shares held by a broker or other custodian, you may instruct your broker how to vote your shares through the voting instruction form included with this Proxy Statement. If you wish to vote the shares you own beneficially at the meeting, you must first request and obtain a “legal proxy” from your broker or other custodian. If you choose not to provide instructions or a legal proxy, your shares are referred to as “uninstructed shares.” Whether your broker or custodian has the discretion to vote these shares on your behalf depends on the ballot item. The following table summarizes the votes required for passage of each proposal and the effect of abstentions and uninstructed shares held by brokers.

Brokers and custodians can no longer vote uninstructed shares on your behalf in director elections. For your vote to be counted, you must submit your voting instruction form to your broker or custodian.

Proposal number	Item	Votes required for approval	Abstentions	Uninstructed shares
1	Election of directors	Majority of shares cast	Not voted	Not voted
2	Performance criteria under the Executive Officer Incentive Plan	Majority of shares cast	Not voted	Not voted
3	Advisory vote on executive compensation (“Say on Pay”)	Majority of shares cast	Not voted	Not voted
4	Ratification of independent auditor	Majority of shares cast	Not voted	Discretionary vote

3	Information about the meeting

For purposes of our majority vote standard for uncontested director elections, the following will not be votes cast: (a) a share whose ballot is marked as withheld, (b) a share otherwise present at the meeting but for which there is an abstention, and (c) a share otherwise present at the meeting as to which a shareholder gives no authority or direction.

Vote confidentiality

We maintain the confidentiality of the votes of individual shareholders. Ballots, proxy forms, and voting instructions returned to brokerage firms, banks, and other holders of record are kept confidential. Only the proxy solicitor, the proxy tabulator, and the inspector of election have access to the ballots, proxy forms, and voting instructions. The proxy solicitor and the proxy tabulator will disclose information taken from the ballots, proxy forms, and voting instructions only if there is a proxy contest, if the shareholder authorizes disclosure, to defend legal claims, or as otherwise required by law. If you write comments on your proxy card or ballot, management may learn how you voted in reviewing your comments.

Where to find more proxy voting information

•	The SEC website has a variety of information about the proxy voting process at www.sec.gov/spotlight/proxymatters.shtml.

•	Contact the Microsoft Investor Relations department through our website at www.microsoft.com/investor/contacts/default.aspx or by phone at 425.706.4400.

•	You may view our annual report and vote your shares at www.proxyvote.com.

•	Contact the broker or bank through which you beneficially own your shares.

Other business

The Board of Directors does not intend to bring any other business before the Annual Meeting, and so far as is known to our Board, no matters are to be brought before the meeting other than as specified in the notice of meeting. In addition to the scheduled items of business, the meeting may consider other shareholder proposals and matters relating to the conduct of the meeting. As to any other business that may properly come before the meeting, proxies will be voted in accordance with the judgment of the persons voting such proxies.

Representatives of Deloitte & Touche LLP (“Deloitte & Touche”), independent auditor for Microsoft for fiscal year 2013 and the current fiscal year, will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Information about the meeting	4

Part 2	Corporate governance at Microsoft

Corporate governance principles and practices

Corporate governance at Microsoft is used to promote the long-term interests of our shareholders, as well as to maintain internal checks and balances, strengthen management accountability, engender public trust, and foster responsible decision making and accountability. We continue to strengthen existing governance practices and develop new policies that make us a better company.

Our Board of Directors periodically reviews evolving legal, regulatory, and best practice developments to determine those that will best serve the interests of our shareholders. Our Corporate Governance Guidelines were most recently updated in July 2013. Highlights of our corporate governance framework include:

Board independence

•	Seven of our nine directors are independent of the Company and management. We are committed to maintaining a substantial majority of independent directors.

•	At each quarterly meeting, time is set aside for the independent directors to meet in executive session without Company management present. Additional executive sessions may be held as needed.

•	Per the policy of the Compensation Committee, the compensation consultant retained by the Committee is independent of the Company and management.

Chief executive officer, chairman, and lead independent director

•	The roles of chairman and chief executive officer have been separate since 2000. Mr. Gates serves as Chairman and Mr. Ballmer serves as Chief Executive Officer (“CEO”).

•	Mr. Thompson serves as lead independent director. That role is described in this Part 2 under “Board and executive leadership.”

Board committee independence and expertise

•	Only independent directors are members of the Audit, Compensation, Governance and Nominating, and Regulatory and Public Policy Committees.

•	All members of the Audit Committee are “audit committee financial experts” under SEC rules.

Shareholder authority

•	We have a majority vote standard for director elections. In an uncontested election, directors will be elected by the majority of votes cast.

•	All directors are elected annually; Microsoft does not have a classified board.

•	We have a confidential voting policy to protect our shareholders’ voting privacy.

•	Shareholders representing 25% or more of outstanding shares can call a special shareholders meeting by following the procedural requirements in our Bylaws.

Compensation

•

We have an executive compensation recovery policy that applies to executive officers, including our principal accounting officer. This policy, along with other compensation practices that we believe reflect good governance, is described in greater detail in Part 4 – “Named Executive Officer compensation – Compensation discussion and analysis – Other compensation policies and information.”

Stock ownership

•

Our Board of Directors has adopted stock ownership policies for directors, executive officers, and other senior executives. The policies were established to promote a long-term perspective in managing the enterprise, and to help align the interests of our shareholders,

5	Corporate governance at Microsoft

executives, and directors. For directors, a more complete description of the stock ownership policy appears in Part 3 – “Board of Directors – Director compensation.” For executive officers, a more complete description of the stock ownership and holding requirements appears in Part 4 – “Named Executive Officer compensation – Compensation discussion and analysis – Other compensation policies and information.”

Hedging and pledging policy

•

We prohibit our directors and executive officers from hedging their ownership of Microsoft stock, including trading in options, puts, calls, or other derivative instruments related to Company stock or debt.

•

Directors and executive officers are prohibited from purchasing Microsoft stock on margin, borrowing against Microsoft stock held in a margin account, or pledging Microsoft stock as collateral for a loan.

Director orientation and continuing education

•

The Governance and Nominating Committee and management are responsible for director orientation programs and for director continuing education programs to assist directors in maintaining skills and knowledge necessary or appropriate for the performance of their responsibilities.

•

Orientation programs are designed to familiarize new directors with Microsoft’s businesses, strategies, and policies and to assist new directors in developing the skills and knowledge required for their service on the Board of Directors.

•

Continuing education programs for directors may include a combination of internally developed materials and presentations, programs presented by third parties, and financial and administrative support for attendance at qualifying academic or other independent programs.

Risk oversight

•

The Board is responsible for overseeing risk management at the Company. The Board exercises direct oversight of strategic risks to the Company and other risk areas not delegated to one of its committees.

•

The Audit Committee reviews and assesses the Company’s processes to manage financial reporting risk and to manage investment, tax, and other financial risks. It also reviews the Company’s policies for risk assessment and steps management has taken to control significant risks, except those delegated by the Board to other committees.

•	The Compensation Committee oversees compensation programs and policies and their effect on risk taking by management.

•	The Regulatory and Public Policy Committee oversees operational risks including those related to business continuity, security, privacy, and competition law-related risks.

•

In each case, management periodically reports to the Board or relevant committee, which provides guidance on risk assessment and mitigation. Each committee charged with risk oversight reports up to the Board on those matters.

Political contributions

•

Microsoft recognizes the increasing interest of U.S. public company shareholders in establishing greater transparency about corporate political contributions. Microsoft discloses its political contributions to support candidates and ballot measures as well as how certain of our trade association membership dues are used for political activities. As part of our commitment to transparency, after the U.S. Supreme Court’s decision in the Citizens United case in 2010, Microsoft amended its Principles Guiding Microsoft Participation in the Political Process in the United States to clarify that Microsoft will not make independent political expenditures or electioneering communications as are permitted after the court’s decision. The policy is available at www.microsoft.com/politicalengagement.

Corporate governance at Microsoft	6

Corporate governance guidelines and committee charters

Our Corporate Governance Guidelines and the charters of the four standing committees of the Board of Directors describe our governance framework. The Corporate Governance Guidelines and charters are intended to ensure our Board has the necessary authority and practices in place to review and evaluate our business operations and to make decisions that are independent of management. Our Corporate Governance Guidelines also are intended to align the interests of directors and management with those of our shareholders, and comply with or exceed the requirements of the NASDAQ Stock Market (“NASDAQ”) and applicable law. They establish the practices our Board follows with respect to:

•	Board composition and member selection,

•	Board meetings and involvement of senior management,
•	chief executive officer performance evaluation,

•	management succession planning,

•	Board committees, and

•	director compensation.

Our Board annually conducts a self-evaluation to assess its adherence to the Corporate Governance Guidelines and committee charters and identify opportunities to improve Board performance. The Board periodically reviews our Corporate Governance Guidelines and committee charters and updates them as necessary to reflect changes in regulatory requirements and evolving oversight practices.

Microsoft corporate governance website

If you would like additional information about our corporate governance practices, you may view the following documents at www.microsoft.com/investor/corporategovernance:

•	Corporate Governance Guidelines

•	Director Independence Guidelines

•	Audit Committee Charter and Responsibilities Calendar

•	Compensation Committee Charter

•	Governance and Nominating Committee Charter

•	Regulatory and Public Policy Committee Charter

•	Microsoft Finance Code of Professional Conduct
•	Microsoft Standards of Business Conduct

•	Stock Ownership and Holding Requirements for Microsoft Corporation Executives

•	Executive Compensation Recovery Policy

•	Compensation Consultant Independence Standards

•	Amended and Restated Articles of Incorporation

•	Bylaws

We will provide any of the foregoing information without charge upon written request to MSC 123/9999, Office of the Corporate Secretary, Microsoft Corporation, One Microsoft Way, Redmond, WA 98052-6399.

Board and executive leadership

Since 2000, the roles of chairman and chief executive officer have been held separately. Mr. Gates serves as Chairman and Mr. Ballmer serves as Chief Executive Officer. The Board of Directors does not have a policy as to whether the chairman should be an independent director, an affiliated director, or a member of management. When the chairman is an affiliated director or a member of Company management, or when the independent directors determine that it is in the best interests of the Company, the independent directors will annually appoint a lead independent director.

Mr. Thompson has served as lead independent director since November 2012. The lead independent director coordinates the activities of the independent directors, may call meetings of the independent directors, coordinates with the chief executive officer and corporate secretary to set the agenda for Board meetings, chairs executive sessions of the independent directors, is available for consultation with shareholders as appropriate, and performs the other duties specified in the Corporate Governance Guidelines or assigned from time to time by the Board.

Our Board believes its current leadership structure is appropriate because it effectively allocates authority, responsibility, and oversight between management and the independent members of our Board. It does this by giving primary responsibility for the operational leadership and strategic direction of the Company to our chief executive officer, while enabling the lead independent director to facilitate our Board’s independent

7	Corporate governance at Microsoft

oversight of management, promote communication between management and our Board, and support our Board’s consideration of key governance matters. The Board believes its programs for overseeing risk, as described in this Part 2 under “Risk oversight,” would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of structure. See “Shareholder communication with directors” in this Part 2 for information about how to communicate with the lead independent director.

Director independence

Our Corporate Governance Guidelines provide that a substantial majority of our directors will be independent. Our Board of Directors has adopted director independence guidelines to assist in determining each director’s independence. These guidelines are available on our website at www.microsoft.com/investor/independenceguidelines. The guidelines either meet or exceed the independence requirements of NASDAQ. The guidelines identify categories of relationships the Board has determined would not affect a director’s independence, and therefore are not considered by the Board in determining director independence.

Under the director independence guidelines, the Board of Directors must affirmatively determine a director has no relationship that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. To facilitate this determination, annually each director completes a questionnaire that provides information about relationships that might affect the determination of independence. Management provides the Governance and Nominating Committee and our Board with relevant facts and circumstances of any relationship bearing on the independence of a director or nominee that is outside the categories permitted under the director independence guidelines.

Based on the review and recommendation by the Governance and Nominating Committee, the Board of Directors analyzed the independence of each director and determined that Messrs. Luczo, Marquardt, Noski, and Thompson, Ms. Dublon, and Drs. Panke and Klawe meet the standards of independence under our Corporate Governance Guidelines, the director independence guidelines, and applicable NASDAQ listing standards, including that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment. In making this determination, our Board considered that certain Board members have in the past and may in the future invest in investment funds of which Mr. Marquardt is a general partner or that are managed directly or indirectly by the firm of which Mr. Marquardt is a partner and that the Company may at times invest in businesses in which such funds have invested. The Board also considered the transactions in which the Company purchased software licenses and hardware devices for technology from Virtual Instruments, Inc. that enhances the performance and reliability of the Company’s storage area network resources. The Virtual Instruments solution offers unique functionality which we believe will provide a better return on investment compared to other alternatives evaluated by the Company. Mr. Thompson is the chief executive officer of and has a less-than-10% beneficial interest in Virtual Instruments. In fiscal year 2013, the Company made payments for this technology that were less than 5% of Virtual Instruments’ annual gross revenue. The purchases were negotiated at arms-length between the Virtual Instruments sales account team and the Microsoft business groups that sought to implement the technology. The process for evaluating the Virtual Instruments technology included a technical review by senior management independent of the affected business groups, which concluded that the technology provides unique diagnostic value for optimizing the performance of the storage area networks on which it is being deployed. The Company expects to purchase technology from Virtual Instruments in the future.

Shareholder communication with directors

Shareholders may contact an individual director, the lead independent director, our Board of Directors as a group, or a specified Board committee or group, including the non-employee directors as a group, by the following means.

Email:    AskBoard@microsoft.com

Mail:      MSC 123/9999

              Office of the Corporate Secretary

              Microsoft Corporation

              One Microsoft Way

              Redmond, WA 98052-6399

Each communication should specify the applicable addressee or addressees to be contacted. Management will initially receive and process communications before forwarding them to the addressee(s). We also may refer communications to other departments in Microsoft. We generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information about Microsoft.

Corporate governance at Microsoft	8

Concerns about accounting or auditing matters or possible violations of our Standards of Business Conduct should be reported pursuant to the procedures outlined in the Microsoft Standards of Business Conduct, which is available on our website at www.microsoft.com/mscorp/legal/buscond.

Certain relationships and related transactions

We are a global devices and services company with extensive operations in the United States and many foreign countries. Every year we spend tens of billions of dollars for goods and services from third parties. We have approximately 99,000 employees and the authority to purchase goods and services is widely dispersed. Because of these far-reaching activities, there are transactions and business arrangements with businesses and other organizations in which one of our directors, executive officers, or nominees for director, or their immediate families, or a greater than 5% owner of our stock, may also be a director, executive officer, or investor, or have some other direct or indirect material interest. We will refer to these relationships generally as related-party transactions.

Related-party transactions have the potential to create actual or perceived conflicts of interest between Microsoft and its directors and executive officers or their immediate family members. The Audit Committee has established a written policy and procedures for review and approval of related-party transactions. If a related-party transaction subject to review directly or indirectly involves a member of the Audit Committee (or an immediate family member or domestic partner), the remaining Committee members will conduct the review. In evaluating a related-party transaction involving a director, executive officer, or their immediate family members, the Audit Committee considers, among other factors:

•	the goods or services provided by or to the related party,

•	the nature of the transaction and the costs to be incurred by Microsoft or payments to Microsoft,

•	the benefits associated with the transaction and whether comparable or alternative goods or services are available to Microsoft from unrelated parties,

•	the business advantage Microsoft would gain by engaging in the transaction,

•	the significance of the transaction to Microsoft and to the related party, and

•	management’s determination that the transaction is in the best interests of the Company.

To receive Audit Committee approval, a related-party transaction must have a Microsoft business purpose and be on terms that are fair and reasonable to Microsoft, and as favorable to the Company as would be available from non-related entities in comparable transactions. The Audit Committee also requires that the transaction meet the same Company standards that apply to comparable transactions with unaffiliated entities.

As in prior years, during fiscal year 2013 the Company engaged in business transactions with Corbis Corporation, a company that provides digitized images and production services. Mr. Gates is the sole shareholder of Corbis. Microsoft paid Corbis approximately $345,000 in fiscal year 2013 as licensing fees for digital images to be used in Microsoft’s products, services, and marketing materials. Those licenses were entered into at arm’s length, and are similar to license agreements Microsoft enters into from time to time with other providers of digital images. The terms of the Corbis transactions were established by Corbis and the business group at Microsoft seeking to use the digital images. We believe the terms were no less favorable to Microsoft than those offered by Corbis to other large customers. Corbis uses Microsoft software in its business, and paid approximately $288,000 in fiscal year 2013 for software and support under our standard licensing programs. Mr. Gates was not involved in negotiating these agreements or setting price or other terms, either on behalf of Microsoft or Corbis.

As described above in this part 2 under “Director Independence,” in fiscal year 2013 the Company paid Virtual Instruments approximately $2.3 million for software licenses and hardware devices for technology that enhances the performance and reliability of the Company’s storage area network resources. The purchases were negotiated at arms-length between the Virtual Instruments sales account team assigned to Microsoft and the business groups that wished to implement the technology. The technology was acquired on terms we believe are at least as favorable to Microsoft as those offered by Virtual Instruments to other large customers. The purchases were initiated before being submitted for Committee review but were reviewed before substantial performance proceeded. The policy contemplates advance notice of the transaction being given.

9	Corporate governance at Microsoft

The Audit Committee has reviewed and approved these arrangements.

In addition, Mr. Gates has extensive personal holdings in private and public companies where he is not involved in management or daily operations. Microsoft may do business with these companies in the ordinary course.

Mr. Gates also owns several business entities that purchase technology consulting services from Microsoft. The business described in this paragraph is conducted at arm’s length on terms that are available to unrelated parties. The business is not material to Microsoft or Mr. Gates.

Section 16(a) – Beneficial ownership reporting compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who own more than 10% of our common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. Our employees prepare these reports for our directors and executive officers using information obtained from them and from Microsoft’s records. We believe our executive officers met all applicable Section 16(a) filing requirements during fiscal year 2013.

Information regarding beneficial ownership of principal shareholders, directors, and management

The following table describes, as of September 13, 2013, the beneficial ownership of our common stock by all directors, our chief executive officer, our chief financial officer, our former chief financial officer, and the three other highest paid executive officers for fiscal year 2013, and our directors and all executive officers as a group.

In computing the number and percentage of shares beneficially owned by each person, we include any shares of common stock that could be acquired within 60 days of September 13, 2013 by the exercise of options or the vesting of stock awards. These shares, however, are not counted in computing the percentage ownership of any other person.

Beneficial ownership table

Name	Amount and nature of beneficial ownership of common shares as of 9/13/2013[1]		Percent of class
William H. Gates III	377,989,165	[2]	4.52%
Steven A. Ballmer	333,252,990		3.99%
Dina Dublon	38,609	[3]	*
Maria M. Klawe	22,336		*
Stephen J. Luczo	145,082	[4]	*
David F. Marquardt	677,612	[5]	*
Charles H. Noski	81,292	[6]	*
Helmut Panke	41,840		*
John W. Thompson	5,151		*
Peter S. Klein	400		*
Amy E. Hood	71,113	[7]	*
Kurt D. DelBene	13,921		*
Satya Nadella	113,666		*
B. Kevin Turner	218,520		*
Executive Officers and Directors as a group (19 persons)	714,362,908	[8]	8.54%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	468,957,475	[9]	5.57%

Corporate governance at Microsoft	10

*	Less than 1%

(1)	Beneficial ownership represents sole voting and investment power.

(2)	Excludes 424,816 shares held by Mr. Gates’ spouse, as to which he disclaims beneficial ownership.

(3)	Includes 16,738 shares representing deferred stock.

(4)	Includes 11,582 shares representing deferred stock.

(5)	Includes an aggregate of 3,975 shares held in trusts for three of Mr. Marquardt’s children.

(6)	Includes 69,112 shares representing deferred stock.

(7)	Includes restricted stock units for 44,779 shares that will vest within 60 days of September 13, 2013 (“RSU shares”).

(8)	Includes 97,432 shares representing deferred stock, 228,738 RSU shares, and 161,460 options to purchase Company stock exercisable within 60 days of September 13, 2013.

(9)	All information about BlackRock, Inc. is based on a Schedule 13G filed with the SEC on February 11, 2013.

11	Corporate governance at Microsoft

Part 3	Board of Directors

Each member of our Board of Directors has been nominated for election at the Annual Meeting to hold office until the next annual meeting of shareholders. Information about their professional backgrounds, qualifications, and other board memberships follows. You can also view our video series featuring members of our Board at www.microsoft.com/investor/board.

Director nominations and qualifications

The Governance and Nominating Committee annually reviews with the Board of Directors the applicable skills and characteristics required of Board nominees, considering current Board composition and Company circumstances. In making its recommendations to our Board, the Governance and Nominating Committee considers, among other things, the qualifications of individual director candidates. The Committee retains any search firms and approves payment of their fees.

The Governance and Nominating Committee works with our Board to determine the appropriate characteristics, skills, and experiences for the Board as a whole and its individual members with the objective of having a board with diverse backgrounds and experience in business, education, and public service. Characteristics expected of all directors include:

•	independence,

•	integrity,

•	high personal and professional ethics,

•	sound business judgment, and

•	the ability and willingness to commit sufficient time to the Board.

In evaluating the suitability of individual Board members, our Board takes into account many factors, including general understanding of marketing, finance, and other disciplines relevant to the success of a large publicly traded company in today’s business environment; understanding of our business and technology; educational and professional background; personal accomplishment; and geographic, gender, age, and ethnic diversity. Our Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent shareholder interests through the exercise of sound judgment using its diversity of experience.

In determining whether to recommend a director for re-election, the Governance and Nominating Committee considers the director’s past attendance at meetings, participation in and contributions to the activities of the Board, and the results of the most recent Board self-evaluation.

The Governance and Nominating Committee assesses the effectiveness of its efforts to maintain an effective and diverse Board of Directors in the course of its regular responsibilities, which include annually

•	reporting to our Board on the performance and effectiveness of the Board,

•	presenting to our Board individuals recommended for election to the Board at the annual shareholders meeting, and

•	obtaining or performing an assessment of the Committee’s own performance.

Board of Directors	12

The table below summarizes key qualifications, skills or attributes each of our directors possess that were most relevant to the decision to nominate him or her to serve on the Board of Directors. The lack of a mark does not mean the director does not possess that qualification of skill; rather a mark indicates a specific area of focus or expertise on which the Board relies most heavily. Each director’s bio below describes these qualifications and relevant experience in more detail.

Experience, expertise or attribute	Ballmer	Gates	Dublon	Klawe	Luczo	Marquardt	Noski	Panke	Thompson
Technology, devices and services	•	•		•	•	•	•		•
Leadership	•	•		•	•			•	•
Global business	•	•	•		•		•	•	•
Financial	•	•	•		•	•	•	•	•
Mergers and acquisitions	•	•	•		•	•	•		•
Public company board service and governance	•	•	•	•	•	•	•	•	•
Sales and marketing	•				•			•	•
Research and academic				•
Ethnic, gender, national or other diversity			•	•				•	•

Director candidates submitted by shareholders

The Governance and Nominating Committee will consider shareholder recommendations for candidates for the Board of Directors, using the same criteria described above. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve if elected, and evidence of the nominating shareholder’s ownership of Company stock must be sent to the attention of MSC 123/9999, Office of the Corporate Secretary, Microsoft Corporation, One Microsoft Way, Redmond, WA 98052-6399. A shareholder who wishes to nominate a candidate must follow the procedures described in Sections 1.3, 1.13, and 1.14 of our Bylaws.

13	Board of Directors

Our director nominees

Steven A. Ballmer Age 57 Director since 2000

Mr. Ballmer has led several Microsoft divisions during the past 33 years, including operations, operating systems development, and sales and support. In July 1998, he was promoted to President, a role that gave him day-to-day responsibility for running Microsoft. He was named Microsoft’s Chief Executive Officer in January 2000, assuming full management responsibility for the Company. In August 2013 Mr. Ballmer announced that he would be retiring as Chief Executive Officer of Microsoft within the next 12 months.

Public company directorships in the last five years:

•	Microsoft Corporation

Qualifications:

Mr. Ballmer has deep knowledge of the Company’s history, strategies, technologies, and culture. Mr. Ballmer has been the driving force behind the strategies and operational excellence that resulted in revenue tripling and operating income more than doubling since he became Chief Executive Officer in 2000. His leadership of diverse business units and functions before becoming Chief Executive Officer gives Mr. Ballmer powerful insight into the product development, marketing, finance, and operations aspects of the Company. During his tenure Mr. Ballmer has demonstrated the value of diversification of the company’s business lines as he grew thirteen additional businesses to more than $1 billion in revenues. He also led our expansion globally with international revenues growing from 32% to 47% of total annual revenues from 2000 to the present.

William H. Gates III Age 57 Director since 1981

Mr. Gates, a cofounder of Microsoft, has served as Chairman since our incorporation in 1981. Mr. Gates retired as an employee in July 2008, but continues to serve as an advisor on key development projects. Mr. Gates served as Chief Software Architect from January 2000 until June 2006, when he announced his two-year plan for transition out of a day-to-day full-time employee role. Mr. Gates served as our Chief Executive Officer from 1981 until January 2000, when he resigned as Chief Executive Officer and assumed the position of Chief Software Architect. As co-chair of the Bill & Melinda Gates Foundation, Mr. Gates shapes and approves grant-making strategies, advocates for the foundation’s issues, and helps set the overall direction of the organization.

Public company directorships in the last five years:

•Microsoft Corporation	•Berkshire Hathaway Inc.

Qualifications:

As a founder of Microsoft, Mr. Gates has unparalleled knowledge of the Company’s history, strategies, technologies, and culture and is considered a technology visionary. As Chairman and Chief Executive Officer of the Company from its incorporation in 1981 to 2000, he grew Microsoft from a fledgling business into the world’s leading software company, in the process creating one of the world’s most prolific sources of innovation and powerful brands. As Chief Software Architect from 2000 to 2006, and through 2008 when he retired as an employee of Microsoft, Mr. Gates set in motion many of the technological and strategic programs that animate the Company today. He continues to provide technical and strategic input on our continuing evolution as a devices and services company. His work overseeing the Bill and Melinda Gates Foundation provides global insights relevant to the Company’s current and future business opportunities and a keen appreciation of stakeholder interests.

Board of Directors	14

Dina Dublon Age 60 Director since 2005

Ms. Dublon served on the faculty of the Harvard Business School during the 2011-12 academic year. From December 1998 until her retirement in September 2004, Ms. Dublon served as Executive Vice President and Chief Financial Officer of JPMorgan Chase & Co. Prior to being named Chief Financial Officer, she held numerous positions at JPMorgan Chase & Co., including Corporate Treasurer, Managing Director of the Financial Institutions Division, and head of asset liability management. Ms. Dublon joined Chemical Bank’s capital markets group as a trainee on the trading floor in 1981. Before joining Chemical Bank, Ms. Dublon worked for the Harvard Business School and Bank Hapoalim in Israel. Born in Brazil, Ms. Dublon holds a B.A. in economics and mathematics from the Hebrew University in Jerusalem and an M.S. from the Business School at Carnegie Mellon University.

Public company directorships in the last five years:

•Microsoft Corporation •PepsiCo, Inc.	•Accenture Ltd.

Qualifications:

Ms. Dublon’s distinguished career in the financial services industry culminated in her service as Executive Vice President and Chief Financial Officer of JPMorgan Chase & Co. This experience at a major financial services firm gives her a keen grasp of how to deploy a global corporation’s assets and optimize its capital structure. She is expert in financial and accounting matters and the operation of public capital markets. Her extensive public company board experience with major global corporations includes service as a member or chair of board compensation, audit, and finance committees. Through her tenure on the boards of Accenture and PepsiCo, she understands how to take advantage of strategic opportunities in business technology and retail sectors that are critical for Microsoft’s success. Ms. Dublon also brings an important perspective gained from her significant experience working with non-profit organizations focusing on women’s issues and initiatives.

Maria M. Klawe, Ph.D. Age 62 Director since 2009

Since 2006, Dr. Klawe has been President of Harvey Mudd College, a private liberal arts college in Claremont, California that focuses on engineering, science, and mathematics. Dr. Klawe served as Dean of Engineering and a Professor of Computer Science at Princeton University from 2003 to 2006, and held several positions at the University of British Columbia from 1988 to 2002 including Dean of Science, Vice President of Student and Academic Services, and head of the Department of Computer Science. She has also worked at IBM Research in California, the University of Toronto, and Oakland University.

Public company directorships in the last five years:

•Microsoft Corporation	•Broadcom Corporation

Qualifications:

As a distinguished technologist and academic leader in the field of computer science and mathematics, Dr. Klawe brings a unique perspective to the Microsoft Board of Directors. She understands the basic science that underlies our technologies, the research and development process, and the interests and needs of the academic institutions and students that feed our talent pipeline. These same institutions are also a major consumer of our products and services as they incubate future generations of innovation. Her extensive leadership background at several renowned colleges and universities gives her experience with the many operational and administrative challenges that complex organizations face.

15	Board of Directors

Stephen J. Luczo Age 56 Director since 2012

Mr. Luczo has been a director of Seagate Technology PLC (“Seagate”), since 2000, and has served as President and Chief Executive Officer of Seagate since January 2009. He joined Seagate in 1993 as Senior Vice President of Corporate Development. In 1997, he was promoted to President and Chief Operating Officer at Seagate Technology, Inc., and was promoted to Chief Executive Officer in 1998. He was appointed chairman of the board in 2002. He resigned his position as Chief Executive Officer in 2004, but retained his position as chairman of the board. From 2006 to 2009, he was a private investor. He rejoined Seagate as President and Chief Executive Officer in January 2009. Prior to joining Seagate, Mr. Luczo was senior managing director of the global technology group of an investment banking firm.

Public company directorships in the last five years:

•Microsoft Corporation	•Seagate Technology PLC

Qualifications:

As President and Chief Executive Officer of Seagate, a global leader in hard disk drives and storage solutions, Mr. Luczo brings substantial leadership experience in the field of hardware design and manufacturing, and cloud storage for consumers and enterprises. Mr. Luczo has direct responsibility for Seagate’s strategy and operations, and his capabilities include executive leadership, global commerce and knowledge of competitive strategy, technology and competition. With his early career based in investment banking, Mr. Luczo also brings to the Board significant mergers and acquisitions and financial experience related to business and financial issues facing large companies.

David F. Marquardt Age 64 Director since 1981

Mr. Marquardt is a founding general partner of August Capital, a venture capital firm formed in 1995, and has been a general partner of various Technology Venture Investors entities, which are private venture capital limited partnerships, since 1980. These partnerships have invested in a wide range of startup and growth technology companies. In addition to his public company board service, Mr. Marquardt also serves on the boards of various privately-held companies.

Public company directorships in the last five years:

•Microsoft Corporation	•Openlane, Inc. (former)
•Seagate Technology PLC (former)

Qualifications:

Mr. Marquardt has a long, successful career in venture capital focusing on the technology industry. He has significant experience in the operation of public and private capital markets. As evidenced by his early investment in Microsoft, Sun Microsystems, Inc., Seagate Technology PLC, and numerous other technology startups and growth companies over three decades, Mr. Marquardt understands how innovation is translated into business success. As an original venture investor in Microsoft and long-time director, he provides unique historical perspective based on his extensive knowledge of both the Company’s business and history. The breadth and depth of Mr. Marquardt’s knowledge about software and hardware business drawn from his diverse experience as a board member and investor in numerous public and private technology companies is a significant asset to the Company.

Board of Directors	16

Charles H. Noski Age 61 Director since 2003

Mr. Noski served as Vice Chairman of Bank of America Corporation from June 2011 until September 2012. From May 2010 through June 2011, he served as Executive Vice President and Chief Financial Officer of Bank of America Corporation. From 2003 to 2005, Mr. Noski served as Corporate Vice President and Chief Financial Officer of Northrop Grumman Corporation and served as a director from 2002 to 2005. Mr. Noski joined AT&T in 1999 as Senior Executive Vice President and Chief Financial Officer and was named Vice Chairman of AT&T’s board of directors in 2002. Mr. Noski retired from AT&T upon completion of its restructuring in November 2002. Prior to joining AT&T, Mr. Noski was President, Chief Operating Officer, and a member of the board of directors of Hughes Electronics Corporation, a publicly traded subsidiary of General Motors Corporation in the satellite and wireless communications business. He is Chairman of the Financial Accounting Standards Advisory Council of the FASB, a member of the AICPA and FEI, and a past member of the Standing Advisory Group of the PCAOB.

Public company directorships in the last five years:

•Microsoft Corporation	•Avery Dennison Corporation
•Avon Products, Inc.	•Morgan Stanley (former)
•Air Products and Chemicals, Inc. (former)	•Automatic Data Processing, Inc. (former)
•Merrill Lynch & Co. (wholly-owned subsidiary of Bank of America Corporation) (former)

Qualifications:

With his extensive background in finance, accounting, risk, capital markets, and business operations, Mr. Noski has a unique portfolio of business skills. He has served as a senior executive officer or head of a business unit of a major public company in a variety of contexts. A large part of Mr. Noski’s executive experience has been in the technology sector, including multinational telecommunications companies. His service with leading organizations in the accounting and auditing fields reflects his expertise in finance and accounting matters. Mr. Noski has served on a wide range of public company boards in the technology, industrial, and finance fields.

Helmut Panke, Ph.D. Age 67 Director since 2003

Dr. Panke served as Chairman of the Board of Management of BMW Bayerische Motoren Werke AG from 2002 through 2006. From 1999 to 2002, he served as a member of the Board of Management for Finance. From 1996 to 1999, Dr. Panke was a member of the Board of Management for Human Resources and Information Technology. In his role as Chairman and Chief Executive Officer of BMW (US) Holding Corp. from 1993 to 1996, he was responsible for the company’s North American activities. He joined BMW in 1982.

Public company directorships in the last five years:

•Microsoft Corporation	•Singapore Airlines Limited
•UBS AG	•Bayer AG (supervisory board)

Qualifications:

Dr. Panke brings a global perspective to the Microsoft Board of Directors. His almost 25-year career at BMW culminated in leading the company from 2002 to 2006, giving him experience as chief executive officer of a major international public corporation. In addition, his extensive résumé at BMW includes leadership roles in a variety of business disciplines including finance, information technology, worldwide human resources, and operations. Dr. Panke understands product manufacturing processes, how to manage a company through business cycles and intense competition, and how to build and sustain a globally recognized and respected brand. His service on the boards of other prominent international companies enhances his ability to contribute insights on achieving business success in a diverse range of geographies, economic conditions, and competitive environments.

17	Board of Directors

John W. Thompson Age 64 Director since 2012

Mr. Thompson currently serves as Chief Executive Officer of Virtual Instruments, a privately held company whose products are designed to ensure the performance and availability of applications deployed in virtualized and private cloud computing environments. Since 2009, Mr. Thompson has been an active investor in early-stage technology companies in Silicon Valley. Mr. Thompson served as Chairman and Chief Executive Officer of Symantec Corp. beginning in 1999, helping transform Symantec into a leader in security, storage, and systems management solutions. Mr. Thompson stepped down as Chief Executive Officer of Symantec in 2009, and stepped down from Symantec’s board of directors in 2011. Previously, Mr. Thompson held a number of leadership positions at IBM, including sales, marketing, software development, and general manager of IBM Americas. He was a member of IBM’s Worldwide Management Council.

Public company directorships in the last five years:

•Microsoft Corporation	•United Parcel Service (former)
•Seagate Technology PLC (former)	•Symantec Corporation (former)

Qualifications:

Mr. Thompson has a wealth of leadership experience in the technology industry, including areas such as cloud computing and information security that are important to Microsoft’s strategic direction. As Chief Executive Officer of Virtual Instruments, he understands the critical importance of performance and reliability in enterprises’ physical, virtual, and cloud computing environments. During his 10-year tenure as Chief Executive Officer of Symantec, Mr. Thompson oversaw its transformation into a leader in security, storage, and systems management solutions for individual consumers and large enterprises. Through his senior leadership experiences at Virtual Instruments, Symantec, and IBM, he has expertise in sales, marketing, technology and operations, including managing a large workforce and overseeing international business operations. Mr. Thompson’s experience also includes service as a director of other large public companies.

Board of Directors	18

Meetings and meeting attendance

Our Board of Directors holds regularly scheduled quarterly meetings. Typically, committee meetings occur the day before the Board meeting. During one quarter each year, the committee and Board meetings occur on a single day so that the evening and following day can be devoted to the Board’s annual retreat, which includes presentations and discussions with senior management about Microsoft’s long-term strategy. In addition to the quarterly meetings, typically there are two other regularly scheduled meetings and several special meetings each year. At each quarterly Board meeting, time is set aside for the independent directors to meet without management present. Our Board met ten times during fiscal year 2013.

All of our directors attended 75% or more of the aggregate of all Board of Directors meetings and meetings of the committees on which they served during the last fiscal year. Directors are encouraged to attend the Annual Meeting of Shareholders. Eight of the nine directors attended the 2012 Annual Meeting.

Board committees

In fiscal year 2013, our Board had four standing committees (number of fiscal year 2013 meetings in parentheses): an Audit Committee (14), a Compensation Committee (6), a Governance and Nominating Committee (5), and a

Regulatory and Public Policy Committee (4). Each committee has a written charter. The table below provides current membership for each of the Board committees.

Committees of the Board of Directors

Director	Audit	Compensation	Governance and Nominating	Regulatory and Public Policy
William H. Gates
Steven A. Ballmer
Dina Dublon	Member	Member
Maria M. Klawe		Member		Member
Stephen J. Luczo	Member	Chair
David F. Marquardt			Member
Charles H. Noski	Chair		Member
Helmut Panke	Member			Chair
John W. Thompson			Chair	Member

Below is a description of each standing committee. Each committee has authority to engage legal counsel or other advisors or consultants as it deems appropriate to carry out its responsibilities.

Audit Committee

The Audit Committee assists our Board of Directors in overseeing the quality and integrity of our accounting, auditing, and reporting practices. The Committee’s role includes:

•	overseeing the work of our accounting function and internal control over financial reporting,

•	overseeing internal auditing processes,

•	inquiring about significant risks, reviewing our policies for risk assessment and risk management, and assessing the steps management has taken to control these risks,
•	reviewing with management policies, practices, compliance, and risks relating to our investment portfolio,

•	overseeing, with the Regulatory and Public Policy Committee, privacy, security, business continuity, and operational risks relevant to our information technology environment, and

•	reviewing compliance with significant applicable legal, ethical, and regulatory requirements.

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent auditor engaged to issue audit reports on our financial statements and internal control over financial reporting. The Committee relies on the expertise and knowledge of management, the internal auditor, and the independent auditor in carrying out its oversight

19	Board of Directors

responsibilities. The Audit Committee Responsibilities Calendar accompanying the Audit Committee Charter describes the Committee’s specific responsibilities. The Board of Directors has determined that each Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. In addition, the Board has determined that Ms. Dublon, Mr. Luczo, Mr. Noski, and Dr. Panke are “audit committee financial experts” as defined by SEC rules.

Compensation Committee

The primary responsibilities of the Compensation Committee are to:

•	assist our Board of Directors in establishing the annual goals and objectives of the chief executive officer,

•	recommend to the independent members of our Board the compensation of the chief executive officer,

•	oversee an evaluation of the performance of the Company’s other executive officers and approve their compensation,

•	oversee and advise our Board on the adoption of policies that govern executive officer compensation programs and other compensation-related polices,

•	assist the Board in overseeing plans for executive officer development and succession, and

•	oversee administration of our equity-based compensation and other benefit plans.

Our senior executives for human resources and compensation and benefits support the Compensation Committee in its work. The Committee may delegate to senior management the authority to make equity compensation grants to employees who are not executive officers. The Compensation Committee periodically reviews the compensation paid to non-employee directors, and makes recommendations to our Board of Directors for any adjustments.

The Compensation Committee Charter describes the specific responsibilities and functions of the Compensation Committee. See Part 4 – “Named Executive Officer compensation – Compensation discussion and analysis” for more information about the Committee’s work.

Compensation consultant

The Committee retains Semler Brossy Consulting Group, LLC to advise the Committee on marketplace trends in executive compensation, management proposals for compensation programs, and executive officer compensation decisions. Semler Brossy also evaluates compensation for the next levels of senior management and equity compensation programs generally. It also consults with the Committee about its recommendations to the Board of Directors on chief executive officer and director compensation.

Consultant independence

Semler Brossy is directly accountable to the Committee. To maintain the independence of the firm’s advice, Semler Brossy does not provide any services for Microsoft other than those described above. The Committee has adopted Compensation Consultant Independence Standards, which can be viewed at www.microsoft.com/investor/compconsultant. This policy requires that the Committee annually assess the independence of its compensation consultant. A consultant satisfying the following requirements will be considered independent. The consultant (including each individual employee of the consultant providing services):

•	is retained and terminated by, has its compensation fixed by, and reports solely to the Committee,

•	is independent of the Company,

•	will not perform any work for Company management except at the request of the Committee chair and in the capacity of the Committee’s agent, and

•	does not provide any unrelated services or products to the Company, its affiliates, or management, except for surveys purchased from the consultant firm.

In performing the annual assessment of the consultant’s independence, the Committee considers the nature and amount of work performed for the Committee during the year, the nature of any unrelated services performed for the Company, and the amount of fees paid for those services in relation to the firm’s total revenues. The consultant annually prepares for the Committee an independence letter providing appropriate assurances and confirmation of the consultant’s independent status pursuant to the policy. The Committee believes that Semler Brossy has been independent during its service for the Committee.

Governance and Nominating Committee

The principal responsibilities of the Governance and Nominating Committee are to:

•	annually establish the process for conducting the review of the chief executive officer’s performance,

•	determine and recommend the slate of director nominees for election to our Board of Directors,

•	identify and recommend candidates to fill director vacancies occurring between annual shareholder meetings,

•	review the composition of Board committees,

•	annually evaluate the performance and effectiveness of the Board, and

•	monitor adherence to, review, and recommend changes to our corporate governance framework.

Board of Directors	20

The Committee annually reviews the charters of Board committees and, after consultation with the respective committee chairs, makes recommendations, if necessary, about changes to the charters. The Governance and Nominating Committee Charter describes the specific responsibilities and functions of the Committee.

Regulatory and Public Policy Committee

The principal responsibilities of the Regulatory and Public Policy Committee are to:

•	review and advise the Board and management about legal, regulatory, and compliance matters concerning competition and antitrust, privacy, security, employment, and immigration laws,
•	review and advise the Board and management about the Company’s business continuity programs,

•	oversee, with the Audit Committee, privacy, security, business continuity, and operational risks relevant to our information technology environment, and

•

review our policies and programs that relate to matters of corporate citizenship, including human rights, corporate social responsibility, environmental sustainability, the annual public policy agenda, and political activities and expenditures.

Director compensation

During fiscal year 2013, Mr. Ballmer received no compensation for serving as a director. He, like all directors, is eligible to be reimbursed for reasonable expenses incurred in attending Board and committee meetings.

Each year the Compensation Committee reviews compensation paid to non-employee directors and makes recommendations for adjustments, as appropriate, to the full Board of Directors. Our objective for compensation to directors is to pay at or near the median of the Dow 30, to award the majority of compensation in equity, and to make meaningful adjustments every few years, rather than smaller adjustments that are more frequent. No changes were made to director compensation for fiscal year 2013.

The elements of our compensation program for non-employee directors are described below.

Director compensation structure for fiscal year 2013

Compensation element
Annual retainer (TOTAL) • Cash • Equity – in the form of a stock award under the Amended and Restated 1999 Stock Plan for Non-Employee Directors	$250,000 $100,000 $150,000
Annual Audit Committee member retainer	$15,000
Annual Committee chair retainer	$15,000
Annual lead independent director retainer	$15,000

The Company pays for reimbursement of reasonable expenses incurred in connection with Board-related activities.

The annual Board retainer is paid quarterly in arrears. Quarterly periods are measured beginning on the date of the annual shareholders meeting and each three months after that date. At the end of each quarterly period, we pay 25% of the total annual retainer to each director serving as of the last day of the service period.

Directors may elect to defer and convert to equity all or part of their annual cash retainer, and to defer receipt of all or part of their annual equity retainer under the

Deferred Compensation Plan for Non-Employee Directors. Amounts deferred are maintained in bookkeeping accounts that are deemed invested in Microsoft common stock, and dividends paid on the deferred equity are deemed to be invested in our common stock. We calculate the number of shares credited by dividing each quarterly amount deferred by the closing market price of our common stock on the originally scheduled payment date. Accounts in the plan are distributed in shares of Microsoft common stock, with payments either in installments beginning on separation from Board service or in a lump sum amount paid no later than the fifth anniversary after separation from Board service.

21	Board of Directors

To align the interests of our directors and shareholders, our Board of Directors believes that directors should have a significant financial stake in Microsoft. Under the Corporate Governance Guidelines, each director should own Microsoft shares equal in value to a minimum of three times the base annual retainer payable to a director. Directors should achieve this ownership level within five years after the director becomes a Board member. Stock deferred under the Deferred Compensation Plan for Non-Employee Directors counts toward the minimum ownership requirement. As of the end of fiscal year 2013, each of our Directors complied with our stock ownership policy.

Mr. Ballmer, an employee director, is excluded from the following table because we fully describe his compensation in Part 4 – “Named Executive Officer compensation – Summary compensation table” and in Part 4 – “Named Executive Officer compensation – Components of compensation and fiscal year 2013 awards.”

The following table describes the cash and equity portions of the annual retainer earned by each director in fiscal year 2013.

Fiscal year 2013 director compensation

Name	Fees Earned or paid in cash[1] ($)	Stock awards ($)	Total ($)
Dina Dublon	122,500	150,000	272,500
William H. Gates III	100,000	150,000	250,000
Raymond V. Gilmartin[2]	57,500	75,000	132,500
Reed Hastings[3]	57,500	75,000	132,500
Maria M. Klawe	100,000	150,000	250,000
Stephen J. Luczo[4]	115,000	150,000	265,000
David F. Marquardt[5]	110,313	150,000	260,313
Charles H. Noski[6]	130,000	150,000	280,000
Helmut Panke	130,000	150,000	280,000
John W. Thompson[7]	115,000	150,000	265,000

(1)	The value of fractional shares is excluded.

(2)	Mr. Gilmartin’s compensation was prorated for a partial year of service; he left the Board as of the 2012 annual meeting of shareholders.

(3)	Mr. Hastings elected to defer both the cash and stock award components of his compensation. The combined cash and stock award value converted into 4,639 shares of our common stock. Delivery of the shares occurred 30 days after his separation from Board service. Mr. Hastings’ compensation was prorated for a partial year of service; he left the Board as of the 2012 annual meeting of shareholders.

(4)	Mr. Luczo elected to defer both the cash and stock award components of his compensation. The combined cash and stock award value converted into 8,943 shares of our common stock. Delivery of the shares will occur 30 days after the date of separation from Board service.

(5)	Mr. Marquardt’s compensation was prorated for his service as chair of the Finance Committee which was dissolved effective July 24, 2012.

(6)	Mr. Noski elected to defer both the cash and stock award components of his compensation in connection with his pay through January 2013. He revised his deferral election so that he would defer only the stock award component beginning with his May 2013 retainer. The combined cash and stock award value converted into 8,521 shares of our common stock. Delivery of the shares will occur 30 days after the date of separation from Board service.

(7)	Mr. Thompson elected to defer the stock award component of his compensation. The stock award value converted into 5,061 shares of our common stock. Delivery of the shares will occur on the first anniversary after separation from Board service.

Board of Directors	22

As of June 30, 2013, the directors had the following aggregate deferred director stock awards outstanding. Stock awards outstanding comprise (a) deferred stock awards, (b) cash compensation deferred into shares of common stock, and (c) dividend equivalents on deferred stock, which are paid in shares of common stock.

Total deferred stock awards as of June 30, 2013

Name	Total deferred stock awards
Dina Dublon	21,874
William H. Gates III	0
Raymond V. Gilmartin	3,999
Reed Hastings	0
Maria M. Klawe	0
Stephen J. Luczo	9,398
David F. Marquardt	0
Charles H. Noski	67,494
Helmut Panke	0
John W. Thompson	6,251

In addition, to assist directors in developing an in-depth understanding of our businesses, products, and services, and to facilitate the efficient operation of the Board of Directors through use of computing devices that feature Microsoft software, upon request, directors are provided a personal computer and associated peripherals for their use while they serve on our Board. Each year, directors also may receive a Windows Phone, an Xbox gaming and entertainment console, peripherals, and gaming software, Microsoft computer peripherals, and Microsoft software and service subscriptions with an aggregate value of up to $5,000 per director.

23	Board of Directors

Part 4	Named Executive Officer compensation

Compensation discussion and analysis

This compensation discussion and analysis provides information about our fiscal year 2013 compensation program for our fiscal year 2013 Named Executive Officers (collectively “Named Executive Officers” or “NEOs”):

•	Steven A. Ballmer, Chief Executive Officer (principal executive officer)

•	Amy E. Hood, Chief Financial Officer (principal financial officer) beginning May 8, 2013

•	Peter S. Klein, Chief Financial Officer (principal financial officer) until May 8, 2013

•	Kurt D. DelBene, President, Microsoft Office Division through the end of fiscal year 2013 and currently Senior Advisor to Executive Vice President, Applications and Services Group

•	Satya Nadella, President, Server and Tools

•	B. Kevin Turner, Chief Operating Officer

The contents of this compensation discussion and analysis are organized into three sections:

Section 1 – Performance and pay

Section 2 – Compensation setting process and decisions for fiscal year 2013

Section 3 – Other compensation policies and information

Section 1 – Performance and pay

Fiscal year 2013 corporate performance

Company-wide performance

In fiscal year 2013, we made significant strides in our evolution to a devices and services company. At the same time, our results demonstrated this is a long-term process and reflected a mixed environment for many of our key products and services. Areas of strength included our offerings for the enterprise and cloud services for consumers and businesses. Challenges included a declining PC market and slower than anticipated sales of Surface RT devices, which resulted in our decision to reduce prices to accelerate sales and a $900 million inventory charge.

Key fiscal year 2013 financial results we reported were:

•	$77.31 billion in revenue as adjusted,* an increase of 4% (GAAP revenue of $77.85 billion)

•	$26.96 billion in operating income as adjusted,* a decrease of 5% (GAAP operating income of $26.76 billion)

•	$2.62 diluted earnings per share as adjusted,* a decrease of 6% (GAAP diluted earnings per share of $2.58)

•	$22.4 billion in unearned revenue as of fiscal year end, a record amount

•	$12.3 billion returned to shareholders through dividends and stock buybacks

*	Revenue adjusted for revenue deferrals from sales of Windows 7 with an option to upgrade to Windows 8 Pro at a discounted price (the “Windows Upgrade Offer”). Operating income and EPS adjusted for Windows Upgrade Offer deferral, goodwill impairment and European Commission fine. Please see Annex A to this proxy statement for a reconciliation of non-GAAP and GAAP financial measures presented.

Business segment highlights

Financial and operating results in our businesses reflected the mix of opportunities and challenges we are addressing in this period of rapid transition.

•

Server and Tools revenue grew 9% and operating income improved by 13%. Both product and enterprise services revenue continued to improve in fiscal year 2013. Products performing strongly included SQL Server, Windows Server and System Center; Enterprise Services revenue grew 11%, or $434 million.

•

Microsoft Business Division revenue increased 3%, or $613 million. Business revenue increased $1.2 billion or 6%, while consumer revenue declined $582 million or 13% due to weakness in the consumer PC market. SharePoint, Lync, Exchange and Office 365 subscriptions had strong growth; as of the end of fiscal year 2013 Office 365 had reached a $1.5 billion annual run rate.

•	Windows Division revenue increased $839 million, or 5%. Higher cost of revenue and marketing expenses

Named Executive Officer compensation	24

associated with significant product launches contributed to an 18% decline in operating income.

•

Online Services Division revenue grew 12% in fiscal year 2013. Operating loss, adjusting for the $6.2 billion goodwill impairment charge in fiscal year 2012, improved by $644 million or 33% ($6.8 billion on a GAAP basis). Online advertising revenue grew $409 million or 16% to $3.0 billion. U.S. search market share increased by 2.3 percentage points to 17.9%.

•

In the Entertainment and Devices Division, revenue increased by $566 million or 6% due to growth of Windows Phone and Skype, offset by a $950 million or 12% decrease in Xbox 360 platform revenue, due mainly to lower consoles sales. Operating income increased by $468 million or 123%.

Moving forward in the new era of devices and services

To continue improving the way our products and services work together, we need to collaborate better and innovate faster as a company. Our goal is to leverage our core software development assets to deliver high-value user experiences through smart, connected devices and cloud-based services that work seamlessly together. To support this aim, in July 2013 we announced a company-wide realignment, as One Microsoft. The realignment involves a range of initiatives including consolidating development into fewer core engineering groups, further unifying our core technologies for greater efficiency, and shared decision-making by the senior leadership team to foster company-wide unity of purpose and results. We are changing our ways of working to become more nimble, communicative, collaborative, decisive, and motivated by the opportunities available to help our customers do the things they value most.

The greater consistency in user interfaces we’ve brought to PCs, tablets, phones, and Xbox is just one example of how the unification of our engineering and product development will pay dividends for our customers. We expect that the devices, products, and services we launched in fiscal year 2013 will enable us to create more scenarios that delight our customers by seamlessly connecting PCs and mobile and other devices through the cloud.

•	In October 2012, we launched our new operating system, Windows 8. Just one year later, we will be releasing to market the Windows 8.1 update reflecting our new, more nimble development cadence.
•

In conjunction with Windows 8 we launched the Surface RT tablet. In February we launched Surface Pro, a full-featured Windows 8 laptop in tablet form. We significantly increased retail distribution of Surface in the second half of fiscal year 2013, and completed much of the work that led to the new Surface 2 and Surface 2 Pro devices and accessories that will be available on October 22.

•

In January and February 2013, we released Office 365 for home use, offering an always up-to-date productivity suite including deeper integration of SkyDrive and Skype. At fiscal year-end we had more than one million Office 365 Home Premium subscribers. We also released a new version of Office 365 for business use, with enhanced social and mobility features, and integrated Lync and Skype for a more seamless communications experience across these products.

•	In November 2012, we launched the next version of our Windows Phone operating system, Windows Phone 8, based on the same interface and core technologies in Windows 8.

•

In September 2012, we launched Windows Server 2012, a cloud-optimized server operating system designed to help businesses create private and hybrid clouds, and Visual Studio 2012, an update to our developer tools. SQL Server outgrew the market in fiscal year 2013, and is now the second largest database in revenue share.

Named Executive Officer pay and performance

As explained in Section 2, the Compensation Committee and independent directors review an array of quantitative and qualitative measures in assessing NEO performance and approving their compensation. We do not tie NEO compensation directly to any specific set of metrics. Nevertheless, the relationship between total direct compensation (base salary plus cash incentive and stock-based compensation) and key financial results demonstrates the alignment we have established between pay and business performance.

From 2009 to 2013, changes in total direct compensation for our NEOs generally tracked changes in our operating income. The table below illustrates this relationship. Similarly, the decisions of the Compensation Committee and Board result in incentive plan awards for Named Executive Officers that vary within a given year and from year-to-year. For example, awards ranged from 90% to 132%, 90% to 125%, and 79% to 105% of target in fiscal years 2011, 2012, and 2013, respectively.

25	Named Executive Officer compensation

Microsoft operating income vs. total direct compensation

(1)	The fiscal year 2010 and 2013 proxy statements reported six NEOs (including our chief executive officer) because of executive departures during the year. For year-over-year comparability, this chart includes the CEO and four most highly compensated NEOs for fiscal year 2010 and 2013.

(2)	Fiscal year 2012 operating income adjusted for Windows Upgrade Offer revenue deferral and goodwill impairment charge. Fiscal year 2013 operating income adjusted for Windows Upgrade Offer revenue deferral and European Commission fine. See Annex A for a reconciliation of non-GAAP and GAAP measures presented.

Section 2 – Compensation setting process

and decisions for fiscal year 2013

Executive compensation program

In fiscal year 2013, we continued to provide executive officer compensation via a straightforward structure consisting of base salary and incentive awards under our Executive Officer Incentive Plan (“Incentive Plan”). Our executive compensation program incentivizes performance and does not reward inappropriate risk taking as further described below in Section 3 – “Other compensation policies and information” and in Part 6 – “Proposals to be voted on at the meeting – Advisory vote on executive compensation.”

As in previous years, Mr. Ballmer’s incentive compensation opportunity for fiscal year 2013 was limited to a cash award of up to 200% of his fiscal year 2013 base salary, consistent with his longstanding request that we not award him equity compensation. The fiscal year 2013 Incentive Plan awards for other executive officers were paid as

•	a cash award payable in September 2013, and

•

a stock award granted in September 2012 that vests in four equal installments, with the first installment vesting in September 2013 and subsequent installments vesting on August 31 in each of the following three years.

The stock award is a restricted stock unit that is settled in Microsoft common stock. For stock awards granted at the beginning of the fiscal year, the number of shares subject to each stock award is determined by dividing the award value by the closing price of Microsoft common stock on the last business day in August of that fiscal year.

Named Executive Officer compensation	26

As in prior years, the fiscal year 2013 compensation decisions for our executive officers were made in three steps.

Roles of Board, Compensation Committee, and CEO	Steps	When

  • CEO compensation decisions are made by the independent members of the Board, based on recommendation of the Compensation Committee

  • Other NEO compensation decisions are made by the Compensation Committee, based on recommendations of the CEO

  • The Compensation Committee is advised by an independent compensation consultant

	Design Program – Program for year is approved (including mix of annual and multi-year pay, fixed and incentive compensation, and any base salary adjustment)	Beginning of fiscal year
	Establish Range of Compensation Opportunities – Incentive compensation opportunities are set (minimum, target, and maximum incentive awards)	Beginning of fiscal year
	Review Performance – Performance is reviewed, which leads to decisions about actual Incentive Plan award amounts	Following end of fiscal year

Program design

The compensation program for our executive officers reflects our compensation philosophy and ongoing assessment of the competitive market for executive talent.

Compensation philosophy

We design the compensation program for our executive officers to attract, motivate, and retain the key executives who drive our success and industry leadership. We achieve these objectives through compensation that:

•	provides a competitive total pay opportunity,

•	consists primarily of stock-based compensation, which encourages our executive officers to act as owners with an equity stake in Microsoft,

•	links a significant portion of total compensation to performance we believe will create long-term business value,

•	differentiates rewards based on the executive officer’s contributions to our business performance,

•	enhances retention by subjecting a significant percentage of total compensation to multi-year vesting, and

•	does not encourage unnecessary and excessive risk taking.

At the 2012 Annual Meeting, over 94% of the votes cast supported our say-on-pay resolution. Our Compensation Committee considered the results of the advisory vote and input from some of our largest investors, who expressed no significant concerns about our executive compensation policies and practices. The Compensation Committee did not change our 2013 executive compensation programs as a result of the 2012 say-on-pay vote or our shareholder engagement.

Competitive market assessment

We compete with global information technology and large market capitalization U.S. companies for senior executive talent. We continually monitor the competitive marketplace and the compensation levels and pay practices of other companies so we can be responsive to marketplace changes.

To ensure we have the information necessary to set appropriate compensation levels, we conduct a market analysis of executive compensation programs each year that includes publicly available executive compensation data for two groups of peer companies and third-party compensation surveys. The two groups of peer companies are:

•

information technology companies that produce software or hardware or provide online or cloud-based services, employ work forces with skill sets and professional backgrounds similar to those of our work force, have a significant global presence, and are generally comparable in terms of annual revenue and market capitalization (the “Technology Peer Group”), and

•	large, diversified companies with significant international operations (the “Dow 30 Peer Group”).

We supplement this peer group analysis with additional market information specific to each executive officer’s role. Given the size and scope of the roles of our top officers, other companies actively recruit them to fill their senior leadership positions. This market information includes data relating to external job opportunities potentially available to our executive officers.

While our market analysis informs our range of compensation opportunity and decisions of the Board and the Committee, we do not tie our executive officers’ compensation levels to specific market percentiles. Although we review market data from all sources described above, we place primary emphasis on the pay levels and practices of our technology peers because they most closely represent the labor market in which we compete for key talent.

27	Named Executive Officer compensation

In mid-2012, when we were preparing our fiscal year 2013 compensation design and establishing target compensation opportunities, the two peer groups consisted of these companies.

Technology Peer Group		Dow 30 Peer Group
Accenture Adobe Systems Amazon Apple BlackBerry Cisco Systems* Dell Computer Google Hewlett-Packard*	IBM* Intel* Oracle SAP Symantec Yahoo	3M Alcoa American Express AT&T Bank of America Boeing Caterpillar Chevron Coca-Cola	DuPont ExxonMobil General Electric Home Depot JP Morgan Chase Johnson & Johnson Kraft Foods (now Mondelez) McDonald’s Merck	Pfizer Procter & Gamble Travelers Companies United Technologies Verizon Wal-Mart Walt Disney

*	Tech companies in the Technology Peer Group are omitted from the Dow 30 to avoid duplication. For fiscal year 2014, Facebook has been added to our Technology Peer Group. Changes in the Dow 30 will be reflected in our Peer Group as they occur.

Complexity of executive roles

Our executive officers have demanding roles leading complex businesses. The chart below represents our current position relative to our combined peer companies on three dimensions (based on publicly available information as of July 2013). In many cases, our roles involve greater scope and complexity than similar positions at our Dow and Technology peers.

Revenue, market capitalization and headcount – Microsoft’s position relative to peers

Technology labor market

Our businesses operate in very dynamic environments. Over the last several years, we have continued to see a highly competitive technology labor market, which has led to significant increases in compensation at all employee levels at the companies with whom we compete for talent. Similar conditions exist in the market for executive level talent. We expect these trends to continue and we expect to continue to make adjustments in our approach to executive compensation as needed to respond to market conditions.

Compensation consultant role

The Committee retains and is advised by Semler Brossy Consulting Group, LLC, a national executive compensation consulting firm that is independent of management, to assist the Committee in its review and oversight of our executive compensation program. See Part 3 – “Board of Directors – Compensation Committee – Compensation consultant” for more information on Semler Brossy’s role as an advisor to the Committee.

Compensation program components

Our executive compensation program for fiscal year 2013 continued to have two principal components: base salary and incentive awards under the Incentive Plan. From time to time, we may also provide incentive compensation outside the Incentive Plan in connection with a promotion or hire.

As in prior fiscal years, the Incentive Plan provided our executive officers with the opportunity to earn incentive compensation payable in cash and stock, except for Mr. Ballmer whose award is payable entirely in cash. For

Named Executive Officer compensation	28

fiscal year 2013, however, we shifted the focus of Incentive Plan awards from rewarding the performance of individual business groups to rewards for a combination of business group and company-wide performance. This shift aligned with our overall business strategy to provide integrated product and service offerings, which requires deeper cross-organization collaboration. The Incentive Plan awards consist of two components. First, each executive officer is eligible to receive a performance-based cash award for the fiscal year. The target cash awards range from 100% to 275% of base salary earned for the fiscal year, depending on the officer. Each executive officer has the opportunity to receive between zero and three times the target cash award based upon business group and individual performance. Second, each executive officer other than Mr. Ballmer receives a fixed stock award determined at the beginning of the fiscal year that vests over four years. The stock awards are intended to deliver the majority (no less than 69% in fiscal year 2013) of total target compensation through equity, to align the interests of recipients with shareholders and to align our executive officers to common goals.

The Incentive Plan allows the Committee and Board to:

•	consider performance against a wide range of strategic, operational, and financial measures, reflecting Microsoft’s broad and complex business, in setting cash awards,

•	adjust as needed to reflect business changes over the course of the year,

•	ensure that our executive officers are working toward common goals that are aligned to shareholders’ interests, through significant equity compensation,

•

incentivize efforts to create shareholder value that may not produce tangible results within a fixed or predictable time period, which is important given the long-term characteristics of Microsoft’s business, and

•	differentiate rewards among our executive officers based on their performance.

Our mix of target pay places a higher proportion of pay in equity compensation than our peer companies. The following chart provides information about the fiscal year 2013 target pay mix for our Named Executive Officers (excluding Mr. Ballmer) compared to the non-CEO Named Executive Officers of our Dow 30 and Technology peers companies using peer group data available in mid-2012 when we conducted our fiscal year 2013 compensation planning.

Pay mix versus peers

Peer group companies. Variable cash consists of discretionary bonuses, target annual non-equity incentive plan awards, and target multi-year non-equity incentive plan awards. Equity consists of stock options, stock awards, annual incentive plan equity awards, and multi-year incentive plan equity awards.

Microsoft. Variable cash consists of the target Incentive Plan cash awards. Equity consists of the Incentive Plan award payable as a stock award.

Consistent with longstanding practice and his request, Mr. Ballmer does not participate in the equity component of the Incentive Plan. His award is payable entirely in cash, and is correspondingly smaller than those made to the other Named Executive Officers. As the principal leader of Microsoft, Mr. Ballmer focuses on building our long-term success, and, as one of our largest shareholders, his personal wealth is tied directly to Microsoft’s value. While the Committee and the Board believe Mr. Ballmer is underpaid for his role and performance, they have accepted his request.

29	Named Executive Officer compensation

The following table illustrates Mr. Ballmer’s compensation opportunity for fiscal year 2013, compared to his peers.

CEO pay comparison

(1)	Excludes chief executive officers with atypical pay structures such as founders. Figures are based on publicly available information as of August 2013. For peers, values are target compensation

Establishing compensation opportunities

In September 2012, Mr. Ballmer recommended to the Compensation Committee stock awards and target cash awards under the Incentive Plan for each of the other executive officers. In making these recommendations, he considered a wide array of information that, depending on the officer, included:

•	the executive officer’s role and responsibilities,

•

compensation survey data from our peer groups and supplemental competitive market information that reflects the scale and scope of the executive officer’s role. For this purpose peer groups are tailored to consist of companies that are representative of the business the executive officer runs,

•	the relationship of total compensation targets among internal peers, and

•

information about the market for executive talent gained through the Company’s continual monitoring of external market pay practices, our experience recruiting for executive positions at the Company, and efforts by others to recruit our executives.

The Committee, applying its independent judgment, then established a stock award and a target cash award opportunity for each executive officer based on the executive officer’s level, Mr. Ballmer’s recommendation, the factors Mr. Ballmer considered when making his recommendation, and input from the Committee’s compensation consultant, Semler Brossy.

Each executive officer’s aggregate Incentive Plan award opportunity is limited to a specified percentage of an incentive pool. For fiscal year 2013, this aggregate incentive pool was set at 0.35% of Microsoft’s fiscal year 2013 corporate operating income. In addition, for fiscal year 2013, our Named Executive Officers’ potential Incentive Plan cash awards were further limited to: (i) for Mr. Ballmer, 0% to 200% of his base salary, and (ii) for the other Named Executive Officers, 0% to 300% of the target cash award.

For fiscal year 2013, the Committee increased target Incentive Plan awards for the Named Executive Officers other than Mr. Ballmer, as follows: Mr. DelBene, 1%; Mr. Klein, 2%; Mr. Nadella, 1%; Mr. Turner, 1.5%.

Fiscal year 2013 base salary rates

The Committee considered the factors listed above in establishing base salaries for fiscal year 2013. Base salaries for our executive officers are a small portion of their total compensation. All Named Executive Officers received 10% or less of their compensation as base salary, except for Mr. Ballmer, who at his request receives no equity compensation. Generally, base salary changes are effective as of September 1 in the year the change is approved. The Committee set the following base salary rates for the Named Executive Officers in fiscal year 2013: Mr. Ballmer’s salary increased 2% to $700,000; Mr. Nadella’s salary increased 5% to $675,000; Mr. DelBene’s salary increased 5% to $675,000; Mr. Klein’s salary increased 2% to $600,000; Mr. Turner’s salary increased 2% to $780,000. Ms. Hood became an executive officer in fiscal year 2013; her salary was set at $570,000 upon her promotion to Chief Financial Officer.

Named Executive Officer compensation	30

Fiscal year 2013 performance review and compensation decisions

Each year, our Named Executive Officers participate in a performance review process that leads to the decisions about the size of their Incentive Plan awards for the prior fiscal year.

Performance review process for Mr. Ballmer

The independent members of our Board of Directors conduct Mr. Ballmer’s performance review. This review includes an evaluation of Mr. Ballmer’s performance based on:

•	Mr. Ballmer’s self-evaluation of his performance over the past fiscal year and over a multi-year period,

•

a summary of Microsoft’s performance for the fiscal year using a wide range of quantitative and qualitative financial, operational, and strategic assessments, which includes key measures that were developed by management and reviewed with our Board of Directors at the beginning of the fiscal year as part of Microsoft’s annual business planning process, and

•	the factors listed below for the performance review of executive officers.

After the Board completes its assessment of Mr. Ballmer’s performance, the Committee recommends Mr. Ballmer’s Incentive Plan award for the just completed fiscal year and any base salary adjustment. The Committee does not apply a formula to determine these amounts. Instead, the Committee exercises its business judgment in making its recommendations, taking into consideration the evaluation of Mr. Ballmer’s performance, the performance relative to target for the other executive officers over the same period, and the advice of the Committee’s compensation consultant.

Fiscal year 2013 award for Mr. Ballmer

For fiscal year 2013, the Compensation Committee recommended and the independent members of our Board of Directors approved an Incentive Plan award of $550,000 which was 79% of Mr. Ballmer’s target award. The award was based on his performance self-assessment and other relevant information considered by the independent members of the Board, including: Mr. Ballmer’s performance against his individual commitments, the financial and operational performance of the company, and the operating income performance of the company relative to 25 large technology companies (a group that includes most of our Technology Peers).

The company ended fiscal year 2013 with record revenue of $77.8 billion operating income of $26.7 billion and $2.58 diluted earnings per share. Revenue grew across Microsoft Business Division (+3%), Server and Tools (+9%), Online Services Division (+12%), and Entertainment and Devices (+6%). Enterprise demand for products and services drove strong multi-year commitments resulting in record unearned revenue of $22.4 billion. The company faced challenges due to weakness in the consumer PC market. While the launch of Windows 8 in October 2012 resulted in over 100 million licenses sold, the challenging PC market coupled with the significant product launch costs for Windows 8 and Surface resulted in an 18% decline in Windows Division operating income. Slower than anticipated sales of Surface RT devices and the decision to reduce prices to accelerate sales resulted in a $900 million inventory charge.

Mr. Ballmer continued to lead the company in its transformation to a devices and services company in 2013 which culminated in the company-wide realignment as One Microsoft announced in July. The company continued to make progress in its devices and services strategy with the release of Windows Phone 8 and new versions of Office 365 for home and business use, continued progress with services like Outlook.com, Skype and Xbox Live, and growing adoption of Office 365, Windows Azure and Dynamics CRM

Performance review process for other Named Executive Officers

Following the end of the fiscal year, the Committee conducts a comprehensive review of each executive officer’s performance and long-term potential. Mr. Ballmer and Lisa Brummel, Executive Vice President, Human Resources, also participated in these discussions.

The Committee places significant weight on Mr. Ballmer’s Incentive Plan award recommendations and his evaluation of each executive officer’s performance for the fiscal year because of his first-hand knowledge of each officer’s performance and contributions. In completing his evaluation, Mr. Ballmer uses information about performance against a wide range of quantitative and qualitative financial, operational, and strategic assessments, a self-evaluation provided by the executive officer, feedback from the executive officer’s peers, written feedback and evaluation from the executive officer’s direct reports, and a summary of performance against commitments for the fiscal year.

In addition to Mr. Ballmer’s evaluation, the information reviewed by the Committee includes company-wide and business division performance against quantitative and qualitative financial, operational and strategic measures, and any other information deemed relevant by the Committee.

The quantitative and qualitative financial, operational, and strategic assessments vary based on individual responsibilities and the business function, division, or group that an executive officer leads. Among the most important factors used in fiscal year 2013 to evaluate performance were:

•	Compliance and integrity

•	Contribution margin

•	Corporate citizenship

31	Named Executive Officer compensation

•	Customer acceptance

•	Customer satisfaction

•	Developer community satisfaction

•	Efficiency and productivity

•	Innovation

•	Operational excellence

•	Organizational culture and leadership

•	Organizational diversity

•	Product development and implementation

•	Quality

•	Revenue

•	Sales and licensing volume

•	Strategic planning

After completing this review process, the Committee, applying its independent judgment, determines each executive officer’s Incentive Plan cash award for the just-completed fiscal year.

Fiscal 2013 awards for other Named Executive Officers

Incentive Plan stock awards were approved in September 2012, based on our Named Executive Officers’ roles and responsibilities. After evaluating our Named Executive Officers’ performance for fiscal year 2013, the Committee approved the following Incentive Plan cash awards, all of which were substantially below the maximum 300% of target.

Amy E. Hood

On May 8, 2013, Ms. Hood was appointed Chief Financial Officer and leads Microsoft’s worldwide finance organization. Prior to her role as Microsoft’s Chief Financial Officer, she was the chief financial officer of the Microsoft Business Division.

In her promotion to Chief Financial Officer, Ms. Hood significantly increased her scope of responsibility and led the finance organization to continue its focus on managing operating expenses as well as executing its capital allocation plan as the company completed fiscal year 2013. Ms. Hood played a key leadership role in the planning and development of the realignment of Microsoft to better execute on the devices and services strategy. In addition, Ms. Hood has an on-going and critical role in executing the realignment plan, announced in July 2013, while continuing to focus on cash flow, operating expenses and capital allocation. Based on her fiscal year 2013 performance, Ms. Hood received a cash award of $457,443, which was 100% of her target incentive. In addition, Ms. Hood received a stock award on May 15, 2013 in recognition of her promotion to Chief Financial Officer. The promotion stock award was for 103,413 shares and vests over three years at the rate of 40% on May 15, 2014, 30% on May 15, 2015, and 30% on May 15, 2016, subject to continued employment.

Peter S. Klein

On April 12, 2013, Mr. Klein announced his decision to step down as Chief Financial Officer and leave Microsoft at the end of the fiscal year. As a result, Mr. Klein did not receive an Incentive Plan cash award for his fiscal year 2013 performance. Mr. Klein led Microsoft’s worldwide finance organization until May 8, 2013, when Ms. Hood was appointed Chief Financial Officer.

Kurt D. DelBene

As President of the Microsoft Office Division (“MOD”), Mr. DelBene was responsible for Microsoft’s global strategy for information workers and a wide range of productivity products and services, including Office, Exchange, SharePoint, Lync, Project and Visio. On July 10, 2013, Mr. DelBene resigned from his position as President, Microsoft Office Division and will, continue as Senior Advisor to Executive Vice President, Applications and Services Group until December 31, 2013.

Under Mr. DelBene’s leadership, MOD continued to build on the early success of the Office 365 subscription model. During the fiscal year Office 365 Home Premium subscribers surpassed one million, and 1 in 3 Office 365 seats were running premium workloads. In addition, SharePoint, Exchange, and Lync each achieved revenue growth for the third consecutive year. Mr. DelBene oversaw the successful release of new versions of Office 365 for home and business use, enabling new scenarios through the cloud and providing deeper integration of SkyDrive. MOD also integrated Lync and Skype for a more seamless communications experience across these products. MOD overall business results were mixed, with solid enterprise Office sales growth and a decline in consumer sales due to the weakness in the consumer PC market. Based on his fiscal year 2013 performance, Mr. DelBene received a cash award of $1,505,625, which was 100% of his target incentive.

Satya Nadella

As President, Server and Tools, Mr. Nadella had responsibility for the overall Server and Tools business, from product development to business strategy for a range of products and services including Windows server operating systems, Windows Azure, Microsoft SQL Server, Windows Intune, Windows Embedded, Visual Studio, System Center, and Enterprise Services.

Under Mr. Nadella’s leadership, Server and Tools grew revenue 9% and operating income 13% year-over-year, driven primarily by growth in Microsoft SQL Server and Windows Server. While those rates are positive, they declined slightly from fiscal year 2012. The Server and Tools business also achieved double-digit bookings growth and over the last year, Server and Tools has continued to innovate and broaden its cloud platform offerings. For example, Server and Tools released the public preview of Windows Azure in China, making Microsoft the first multinational organization to offer

Named Executive Officer compensation	32

public cloud services in China. In addition, Server and Tools released additional Azure services including Mobility, Media and Website services. Finally, Server and Tools continued its leadership position in data platforms and SQL Server revenue growth outpaced the broader market. Based on his fiscal year 2013 performance, Mr. Nadella received a cash award of $1,580,906, which was 105% of his target incentive.

B. Kevin Turner

As Chief Operating Officer, Mr. Turner was responsible for the strategic and operational leadership of Microsoft’s worldwide sales, including the consumer channels, marketing, and services organization. In addition, Mr. Turner manages the online advertising sales organization and corporate support organizations, including product and customer support services, branding, advertising, public relations, marketing research, relationship marketing, corporate operations, and internal information technology.

Under Mr. Turner’s leadership, overall Microsoft revenue increased 6% to $77.8 billion, enterprise sales grew 9% to $20.3 billion in the Server and Tools Business, and overall deferred revenue increased 12% to $22.4 billion, a record amount. Facing a challenging PC market that impacted both Windows and Office revenues, the sales organization continued to drive progress in the transition from Windows XP. Almost three-quarters of enterprise desktops are running Windows 7 and Microsoft surpassed 100 million licenses sold for Windows 8. In addition, business revenue increased $1.2 billion or 6% in the Microsoft Business Division (offset by a decrease in consumer revenue). The company made gains in share in critical enterprise products as businesses continue to invest in the Microsoft platform. For example, SQL Server outpaced the market and became the second largest database in revenue share. However, higher sales and marketing expenses associated with the Windows 8 and Surface RT and Pro devices negatively impacted Microsoft’s overall operating income, which declined 5% to $27.0 billion (as adjusted) and Windows Division operating income, which declined 18%. Based on his fiscal year 2013 performance, Mr. Turner received a cash award of $2,138,125, which was 100% of his target incentive.

Fiscal year 2014 compensation changes

After carefully considering the performance and pay levels for Microsoft executives relative to our primary competitors and the continued competition for executive talent in our industry, to remain competitive the Compensation Committee has decided to increase the target level of executive compensation for our Named Executive Officers. The changes in compensation levels will be effective in fiscal year 2014. In addition, considering the importance of maintaining executive leadership continuity during our business transformation and the chief executive officer succession, and to solidify leadership of our One Microsoft business realignment, the Compensation Committee has made special awards to executive officers to achieve a range of objectives, including:

•	Recognizing sustained performance providing significant value to the Company over a period of years

•	Preserving our competitive position by enhancing retention of key executives with critical skills of strategic importance, particularly during the transition to a new chief executive officer

In September 2013, the Compensation Committee approved the Senior Executive Severance Benefit Plan (the “Severance Plan”), as an additional measure to help ensure continuity of key leaders by providing to designated executives who participate in the Company’s Executive Incentive Program a severance benefit if they are terminated without cause. This benefit consists of (i) a severance payment equal to one-times annual base salary plus target annual cash award, (ii) pro-rata payment of the executive’s annual cash award, (iii) vesting in a pro-rata portion of stock awards that would otherwise vest in the 12 months after termination of employment, and (iv) continuation of health care through COBRA and outplacement assistance in a manner similar to other employees who are terminated without cause. There is no change-in-control provision in the Severance Plan. To receive the severance benefit, the executive is required to execute a separation agreement that includes a release of claims, confidentiality and non-disparagement provisions, and twelve-month non-compete/non-solicitation restrictions.

Section 3 – Other compensation policies and information

Executive benefits and perquisites

Our Named Executive Officers are eligible for the same benefits available to our other U.S.-based full-time employees, including our Section 401(k) plan, employee stock purchase plan, health care plan, life insurance plans, and other welfare benefit programs. In addition to the standard benefits offered to all employees, we maintain a non-qualified deferred compensation plan for our executives and senior managers. The deferred compensation plan is unfunded, and participation is voluntary. The deferred compensation plan allows our Named Executive Officers to defer their base salary, the cash portion of their Incentive Plan awards, and certain on-hire bonuses. We do not contribute to the non-qualified deferred compensation plan.

During fiscal year 2013, we did not provide any perquisites to any of our Named Executive Officers.

33	Named Executive Officer compensation

Post-employment compensation

Our Named Executive Officers do not have employment contracts, and they are not entitled to any payments or benefits following a change in control of Microsoft. They may be eligible for the following payments or benefits upon termination of their employment:

•

All employees who retire from Microsoft in the United States after (a) age 65 or (b) age 55 with 15 years of service are eligible for the continuation of vesting of stock awards granted at hire or at performance review, if they were granted more than one year before retirement.

•	Generally, all employees whose employment with Microsoft terminates due to death or total and permanent disability will fully vest in their outstanding stock awards.

•	In September 2013, the Compensation Committee implemented a Senior Executive Severance Benefit Plan that is described in “Fiscal year 2014 compensation changes” in Section 2 above.

•	Pursuant to Mr. Turner’s employment offer letter, 160,000 shares of his on-hire stock award will vest upon his retirement from Microsoft at age 60 or older.

•

In connection with Mr. Klein’s resignation from his position as chief financial officer, Mr. Klein agreed to continue in that position until his successor was appointed and he remained an employee of the Company through June 30, 2013. The Company will pay Mr. Klein $1,000,000 on January 15, 2014 and $1,000,000 on June 30, 2014 as compensation for his services during fiscal year 2013 and performance of his obligations under his resignation agreement.

Executive compensation recovery policy

Accountability is a fundamental value of Microsoft. To reinforce this value through our executive compensation program, our executive officers and certain other senior executives are subject to an executive compensation recovery policy. Under this policy, the Committee may seek to recover payments of incentive compensation if the performance results leading to a payment are later subject to a downward adjustment or restatement of financial or nonfinancial performance. The Committee may use its judgment in determining the amount to be recovered where the incentive compensation was awarded on a discretionary basis, as with awards under the Incentive Plan. The Committee may recover incentive compensation whether or not the executive’s actions involve misconduct. When an executive has engaged in intentional misconduct that contributed to the payment, the Committee may take other remedial action, including seeking to recover the entire payment. Our executive compensation recovery policy is available on our website at www.microsoft.com/investor/recoverypolicy.

Stock ownership policy

Our executive officers and certain other senior executives are subject to stock ownership requirements to maintain a minimum equity stake in Microsoft. This policy embodies the Committee’s belief that our most senior executives should maintain a material personal financial stake in Microsoft to promote a long-term perspective in managing our business. In addition, it helps ensure the alignment of executive and shareholder interests, which reduces incentive for excessive short-term risk taking. Our stock ownership policy requires each covered executive to acquire and maintain ownership of shares of Microsoft common stock equal to a specified multiple of his or her base salary, which ranges from three to ten times salary. In addition, each covered executive must retain 50% of all net shares (post-tax) that vest until achieving the minimum share ownership requirement. As of the end of fiscal year 2013, each of our Named Executive Officers complied with our executive stock ownership policy. Our policy is available on our website at www.microsoft.com/investor/execstockpolicy.

Derivatives trading, hedging and pledging policy

Our Named Executive Officers are prohibited from trading in options, puts, calls, or other derivative instruments related to Microsoft stock or debt. They also are prohibited from purchasing Microsoft stock on margin, borrowing against Microsoft stock held in a margin account, or pledging Microsoft stock as collateral for a loan.

Deductibility of executive compensation

In structuring compensation for our Named Executive Officers, the Committee considers, among other things, whether a form of compensation will be deductible for federal income tax purposes or otherwise subject to the $1 million annual deduction limit of Section 162(m) of the Internal Revenue Code. However, other factors may be of greater importance than preserving deductibility for a particular form of compensation. Under federal income tax rules, certain performance-based compensation approved by our shareholders is not subject to this deduction limit. Annual awards under the Incentive Plan that are potentially subject to the deduction limits of Section 162(m) are expected to qualify as performance- based compensation. All compensation for our Named Executive Officers in fiscal year 2013 was intended to be deductible under Section 162(m).

Named Executive Officer compensation	34

Compensation risk assessment

We performed an annual assessment for the Compensation and Audit Committees of our Board of Directors to determine whether the risks arising from any of our fiscal year 2013 compensation policies or practices are reasonably likely to have a material adverse effect on the Company. Our assessment reviewed material elements of executive and non-executive employee compensation. We concluded that these policies and practices do not create risk that is reasonably likely to have a material adverse effect on the Company.

In addition, the structure of our compensation program for executive officers does not incentivize unnecessary or excessive risk taking. The base salary component of compensation does not encourage risk-taking because it is a fixed amount. The Incentive Plan awards have the following risk-limiting characteristics:

•

Awards to each executive officer are limited to the lesser of a fixed maximum specified in the Incentive Plan, and a fixed percentage of an incentive pool. Cash awards under the Incentive Plan are limited to 300% of a target cash award (200% of base salary for Mr. Ballmer).

•

Cash awards are based on a review of a variety performance factors, thus diversifying the risk associated with any single aspect of performance, while amounts received under stock awards do not vary directly based on an individual executive officer’s performance.

•	Awards are not made in the form of stock options, which may provide an asymmetrical incentive to take unnecessary or excessive risks to increase Company stock price.

•	Awards are not tied to formulas that could focus executives on specific short-term outcomes.

•

Members of the Compensation Committee, or in the case of Mr. Ballmer, the independent members of our Board of Directors, approve the final Incentive Plan cash awards in their discretion, after reviewing executive and corporate performance.

•

Awards are subject to our Executive Compensation Recovery Policy, described in Part 4 – “Named Executive Officer compensation – Other compensation policies and information – Executive compensation recovery policy.”

•

For executive officers other than Mr. Ballmer, the majority of the award value is delivered in the form of shares of common stock with a multi-year vesting schedule, which aligns the interests of our executive officers to long-term shareholder interests. For Mr. Ballmer, this alignment exists by virtue of his being one of Microsoft’s largest shareholders.

•

Executive officers are subject to our executive stock ownership requirements described in Part 4 – “Named Executive Officer compensation – Other compensation policies and information – Stock ownership policy.”

35	Named Executive Officer compensation

Fiscal year 2013 compensation tables

The following table contains information about compensation awarded to our Named Executive Officers for the fiscal years ended June 30, 2013, June 30, 2012, and June 30, 2011. None of our Named Executive Officers received stock options during those fiscal years.

Summary compensation table

Name and principal position	Year	Salary ($)	Bonus[1] ($)	Stock awards[2] ($)		All other compensa- tion[3] ($)	Total ($)
Steven A. Ballmer Chief Executive Officer and Director	2013	697,500	550,000	N/A		13,718	1,261,218
	2012	685,000	620,000	N/A		13,128	1,318,128
	2011	682,500	682,500	N/A		11,915	1,376,915
Amy E. Hood Chief Financial Officer	2013	365,954	457,443	6,626,019	[3]	11,153	7,460,569

Peter S. Klein Former Chief Financial Officer	2013	598,333	N/A	3,542,323		11,820	4,152,476
	2012	580,000	950,000	3,567,806		11,030	5,108,836
	2011	525,000	720,000	2,266,321		10,366	3,521,687
Kurt D. DelBene President, Microsoft Office Division	2013	669,167	1,505,625	5,406,699		10,954	7,592,445
	2012	638,333	1,812,500	5,445,594		10,298	7,906,725
	2011	603,333	1,450,000	4,154,922		10,994	6,219,249
Satya Nadella President, Server and Tools	2013	669,167	1,580,906	5,406,699		12,180	7,668,952

B. Kevin Turner Chief Operating Officer	2013	777,500	2,138,125	7,457,504		10,484	10,383,613
	2012	762,500	2,400,000	7,511,150		10,021	10,683,671
	2011	732,500	1,925,000	6,610,104		9,537	9,277,141

(1)	This column reports Incentive Plan awards for the fiscal year that were paid in cash in September following the fiscal year end.

(2)	This column reports the Incentive Plan stock awards for the fiscal year, and any other stock awards granted outside the Incentive Plan during fiscal year 2013. All amounts in this column are calculated using the grant date fair value under Accounting Standards Codification Topic 718 based on the market price as of the date of grant of common stock awarded, reduced by the present value of estimated future dividends because the awards are not entitled to receive dividends prior to vesting.

(3)	Ms. Hood’s fiscal year 2013 amount includes an award of 103,413 shares (with a grant date fair value of $3,319,557) she received in connection with her promotion to Chief Financial Officer. Her stock award amount also includes 21,617 shares (with a grant date fair value of $639,215) awarded during fiscal year 2013 for her fiscal year 2012 performance in her prior role.

Named Executive Officer compensation	36

(4)	The amounts in this column are set forth in the table below.

All other compensation

Name	Year	Relocation expense ($)	Tax gross up ($)	401(k) company match ($)	Income received under broad-based benefits program* ($)	Total ($)
Steven A. Ballmer	2013 2012 2011	0 0 0	0 0 0	7,650 7,500 7,350	6,068 5,628 4,565	13,718 13,128 11,915
Amy E. Hood	2013	0	0	8,614	2,539	11,153
Peter S. Klein	2013 2012 2011	0 0 0	0 0 0	7,650 7,500 7,350	4,170 3,530 3,016	11,820 11,030 10,366
Kurt D. DelBene	2013 2012 2011	0 0 0	0 0 0	7,763 7,430 8,545	3,191 2,868 2,449	10,954 10,298 10,994
Satya Nadella	2013	0	0	7,650	4,530	12,180
B. Kevin Turner	2013 2012 2011	0 0 0	0 0 0	7,650 7,500 7,350	2,834 2,521 2,187	10,484 10,021 9,537

*	These amounts include (i) imputed income from life and disability insurance, and (ii) athletic club membership and payments in lieu of athletic club membership. These benefits are available to substantially all our U.S.-based employees.

The following table provides information on grants of awards under any plan to the Named Executive Officers related to the fiscal year ended June 30, 2013.

Grants of plan-based awards for fiscal year ended June 30, 2013

Name	Grant date	Approval date	Stock awards (#)		Grant date fair value of stock awards[1], ($)
Steven A. Ballmer	N/A	N/A	N/A		N/A
Amy E. Hood	8/31/2012	8/30/2012	36,422	[2]	1,045,917
	8/31/2012	8/30/2012	21,617	[3]	639,215
	5/15/2013	5/15/2013	103,413	[4]	3,319,557
	5/15/2013	5/15/2013	82,731	[5]	2,667,247
Peter S. Klein	9/10/2012	9/10/2012	123,297		3,542,323
Kurt D. DelBene	9/10/2012	9/10/2012	188,190		5,406,699
Satya Nadella	9/10/2012	9/10/2012	188,190		5,406,699
B. Kevin Turner	9/10/2012	9/10/2012	259,572		7,457,504

(1)	All amounts in this column are calculated using the grant date fair value under Accounting Standards Codification Topic 718 based on the market price as of the date of grant of common stock awarded, reduced by the present value of estimated future dividends because the awards are not entitled to receive dividends prior to vesting.

(2)	Represents stock awards granted to Ms. Hood before her promotion to Chief Financial Officer, which were rescinded and reissued with an award having terms consistent with stock awards under the Incentive Plan for fiscal year 2013 in connection with the promotion.
(3)	Represents an award Ms. Hood received during fiscal year 2013 for her fiscal year 2012 performance in her prior role.
(4)	Represents an award Ms. Hood received in connection with her promotion to Chief Financial Officer.
(5)	Represents the reissued award Ms. Hood received under the Incentive Plan as compensation in her expanded role as Chief Financial Officer.

37	Named Executive Officer compensation

The following table provides information on unvested stock awards held by the Named Executive Officers on June 30, 2013.

Outstanding equity awards as of June 30, 2013

Name	Stock awards
	Number of shares or units of stock that have not vested[1] (#)	Market value of shares or units of stock that have not vested[2] ($)
Steven A. Ballmer	N/A	N/A
Amy E. Hood	290,534	10,036,497
Peter S. Klein	N/A	N/A
Kurt D. DelBene	500,999	17,307,010
Satya Nadella	454,062	15,685,572
B. Kevin Turner	881,454	30,449,828

(1)	The following table shows the dates on which the awards in the outstanding equity awards table vest and the corresponding number of shares, subject to continued employment through the vest date.

Vesting dates and number of shares

Vesting Date	Number of Shares Vesting
	Amy Hood	Kurt D. DelBene	Satya Nadella	B. Kevin Turner
8/29/2013	0	3,665	5,497	0
8/31/2013	20,682	178,786	169,186	298,662
9/28/2013	37,237	0	0	0
10/24/2013	3,518	0	0	0
10/26/2013	4,024	0	0	0
5/15/2014	41,365	0	0	0
8/31/2014	20,683	165,643	140,588	215,134
9/28/2014	31,565	0	0	0
10/26/2014	4,025	0	0	0
5/15/2015	31,024	0	0	0
8/31/2015	20,683	105,857	91,743	142,765
9/28/2015	20,299	0	0	0
5/15/2016	31,024	0	0	0
8/31/2016	20,683	47,048	47,048	64,893
9/28/2016	3,722	0	0	0
Retirement at age 60 or older (year 2025)	0	0	0	160,000
Total	290,534	500,999	454,062	881,454

(2)	The market value is the number of shares shown in the table multiplied by $34.545, the closing market price of Microsoft common stock on June 28, 2013.

Named Executive Officer compensation	38

The following table provides information, on an aggregate basis, about stock options that were exercised and stock awards that vested during the fiscal year ended June 30, 2013 for each of the Named Executive Officers.

Option exercises and stock awards vested for fiscal year ended June 30, 2013

Name	Option awards		Stock awards
	Number of shares acquired on exercise (#)	Value realized on exercise[1] ($)	Number of shares acquired on vesting (#)	Value realized on vesting[2] (#)
Steven A. Ballmer	N/A	N/A	N/A	N/A
Amy E. Hood	11,111	36,250	49,624	1,467,236
Peter S. Klein	N/A	N/A	96,962	2,972,607
Kurt D. DelBene	N/A	N/A	145,193	4,463,667
Satya Nadella	N/A	N/A	163,137	4,957,870
B. Kevin Turner	N/A	N/A	272,389	8,338,652

(1)	The value realized on exercise is calculated as the difference between the market price of the shares underlying the options at exercise and the applicable exercise price of those options.

(2)	The value realized on vesting is calculated by multiplying the number of shares shown in the table by the market value of the shares on the vesting date.

The following table provides information about Named Executive Officers’ contributions, earnings, and balances under our non-qualified deferred compensation plan in fiscal year 2013. Microsoft does not contribute to the deferred compensation plan, and in fiscal year 2013 there were no withdrawals by or distributions to Named Executive Officers.

Non-qualified deferred compensation

Name	Executive contributions in fiscal year 2013[1] ($)	Aggregate earnings in fiscal year 2013[2] ($)	Aggregate balance at June 30, 2013 ($)
Steven A. Ballmer	N/A	N/A	N/A
Amy E. Hood	N/A	N/A	N/A
Peter S. Klein	N/A	N/A	N/A
Kurt D. DelBene	334,583	1,327,878	7,880,173
Satya Nadella	N/A	15,525	132,670
B. Kevin Turner	N/A	N/A	N/A

(1)	The amount in this column includes $334,583 deferred from fiscal year 2013 salary, which is reported in the Salary Column of the Summary Compensation Table.

(2)	The amount in this column is not included in the Summary Compensation Table because plan earnings were not preferential or above-market.

39	Named Executive Officer compensation

Microsoft’s deferred compensation plan is unfunded and unsecured. It allows participants to defer a specified percentage of their base salary (up to 50%), and/or eligible incentive cash payments (up to 100%). Participation in the deferred compensation plan is limited to senior management, including our Named Executive Officers. Microsoft does not contribute to the deferred compensation plan or guarantee any returns on participant contributions.

At the time an employee elects to participate in the deferred compensation plan, the employee must specify the percentage of base salary and/or cash incentive award to be deferred, as well as the timing of distributions. If employment terminates before retirement (defined as at least age 55 with 10 years of service, or age 65), distribution is made in the form of a lump sum following termination. At retirement, benefits are paid according to the distribution election made by the participant at the time of the deferral election. No withdrawals are permitted during employment or prior to the previously elected distribution date, other than “hardship withdrawals” as permitted by applicable law. Amounts deferred under the deferred compensation plan are credited with hypothetical investment earnings based on participant investment elections made from among investment options available under the plan.

The following table provides information about shares of Microsoft stock that may be issued under our equity compensation plans approved by shareholders and plans not approved by shareholders.

Equity compensation plan information as of June 30, 2013

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights[1]	Weighted average exercise price of outstanding options, warrants, and rights[2]	Number of securities remaining available for future issuance under equity compensation plans[3]
Equity compensation plans approved by security holders[4]	276,303,358	$6.8763	615,538,118
Equity compensation plans not approved by security holders	0	N/A	0
Total	276,303,358	$6.8763	615,538,118

(1)	Includes 273 million shares issuable upon vesting of outstanding stock awards granted under the 2001 Stock Plan.

(2)	The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding stock awards, which have no exercise price.

(3)	Includes 191 million shares remaining available for issuance as of June 30, 2013 under the 2003 Employee Stock Purchase Plan.

(4)	Under the 2001 Stock Plan, no award may be repriced, replaced, regranted through cancellation, or modified without shareholder approval (except in connection with a change in our capitalization), if the effect would be to reduce the exercise price for the share underlying such award.

Named Executive Officer compensation	40

Compensation Committee interlocks and insider participation

Dina Dublon, Maria M. Klawe, Stephen Luczo and John W. Thompson were members of the Compensation Committee during fiscal year 2013 (Mr. Thompson left the Committee and Mr. Luczo joined on June 12, 2013). All members of the Committee were independent directors, and no member was an employee or former employee of Microsoft. During fiscal year 2013, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Compensation Committee.

Compensation Committee report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Dina Dublon

Stephen J. Luczo (Chair)

Maria M. Klawe

41	Named Executive Officer compensation

Part 5	Audit Committee matters

Audit Committee report

The Audit Committee operates under a written charter adopted by the Board of Directors. It is available on Microsoft’s website at www.microsoft.com/investor/auditcommittee. The charter, which was last amended effective July 24, 2012, includes a calendar that outlines the Audit Committee’s duties and responsibilities quarter-by-quarter. The Audit Committee reviews the charter and calendar annually and works with the Board of Directors to amend them as appropriate to reflect the evolving role of the Committee. Fiscal year 2013 changes to the Audit Committee’s charter are described in Part 3 – “Board of Directors – Board committees.”

The Board of Directors has the ultimate authority for effective corporate governance, including oversight of the management of Microsoft. The Audit Committee assists the Board in fulfilling its responsibilities by overseeing the accounting and financial reporting processes of Microsoft, the audits of Microsoft’s consolidated financial statements and internal control over financial reporting, the qualifications and performance of the independent registered public accounting firm engaged as Microsoft’s independent auditor, and the performance of Microsoft’s internal auditor.

The Audit Committee relies on the expertise and knowledge of management, the internal auditor, and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of Microsoft’s consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of Microsoft’s system of internal control. Microsoft’s independent auditor, Deloitte & Touche LLP (“Deloitte & Touche”), is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The independent auditor is also responsible for expressing an opinion on the effectiveness the Company’s internal control over financial reporting.

During fiscal year 2013, the Audit Committee fulfilled its duties and responsibilities generally as outlined in the charter and the accompanying calendar. Specifically, the Committee, among other actions:

•	reviewed and discussed with management and the independent auditor Microsoft’s quarterly earnings press releases, consolidated financial statements, and related periodic reports filed with the SEC,

•

reviewed with management, the internal auditor, and the independent auditor management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent auditor’s opinion about the effectiveness of Microsoft’s internal control over financial reporting,

•	reviewed and discussed with management, the internal auditor, and the independent auditor, as appropriate, the audit scopes and plans of both the independent auditor and the internal auditor,

•

inquired about significant business and financial reporting risks, reviewed Microsoft’s policies for risk assessment and risk management, and assessed the steps management is taking to control these risks,

•

met in periodic executive sessions with each of management, the internal auditor, and the independent auditor, including to discuss the results of their examinations, their evaluations of internal controls, and the overall quality of the Company’s financial reporting,

•

met with the chief executive officer and chief financial officer to discuss the processes they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s systems of disclosure controls and procedures and internal control over financial reporting, and

•	received reports about the receipt, retention, and treatment of financial reporting and other compliance concerns.

Audit Committee matters	42

The Audit Committee has reviewed and discussed with management and the independent auditor Microsoft’s audited consolidated financial statements and related footnotes for the fiscal year ended June 30, 2013, and the independent auditor’s report on those financial statements. Management represented to the Audit Committee that Microsoft’s financial statements were prepared in accordance with accounting principles generally accepted in the United States. Deloitte & Touche presented the matters required to be discussed with the Audit Committee by Public Company Accounting Oversight Board (United States) Auditing Standard AU Section 380, Communication with Audit Committees, and Rule 2-07 of SEC Regulation S-X. This review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of Microsoft’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in Microsoft’s financial statements, including the disclosures relating to critical accounting policies.

The Audit Committee recognizes the importance of maintaining the independence of Microsoft’s independent auditor, both in fact and appearance. Consistent with its charter, the Audit Committee has evaluated Deloitte & Touche’s qualifications, performance, and independence, including that of the lead audit partner. The Audit Committee leads the selection of the engagement audit partner, working with Deloitte, with input from management. As part of its auditor engagement process, the Audit Committee considers whether to rotate the independent audit firm. The Audit Committee has established a policy pursuant to which all services, audit and non-audit, provided by the independent auditor must be pre-approved by the Audit Committee or its delegate. This policy prohibits the independent auditor from providing non-audit services such as bookkeeping or financial systems design and implementation. The Company’s pre-approval policy is more fully described in this Part 5 of this Proxy Statement under the caption “Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services of Independent Auditor.” The Audit Committee has concluded that provision of the non-audit services described in that section was compatible with maintaining the independence of Deloitte & Touche. In addition, Deloitte & Touche has provided the Audit Committee with the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The Audit Committee has reviewed these materials and discussed the firm’s independence with Deloitte & Touche.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Microsoft’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013 for filing with the SEC. The Audit Committee also has selected Deloitte & Touche as the independent registered public accounting firm for fiscal year 2014. The Board recommends that shareholders ratify this selection at the Annual Meeting.

Audit Committee

Charles H. Noski (Chair)

Dina Dublon

Stephen J. Luczo

Helmut Panke

43	Audit Committee matters

Fees billed by Deloitte & Touche

The following table presents fees for professional audit services rendered by Deloitte & Touche for the audit of Microsoft’s annual financial statements for the years ended June 30, 2013 and 2012, and fees billed for other services rendered by Deloitte & Touche during those periods.

Year ended June 30	2013	2012
Audit fees	$23,075,000	$23,133,000
Audit related fees	13,782,000	8,317,000
Tax fees	57,000	50,000
All other fees	410,000	12,000
Total	$37,324,000	$31,512,000

Audit fees

These amounts represent fees of Deloitte & Touche for the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly Form 10-Q reports, the audit of internal control over financial reporting, and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings, and similar engagements for the fiscal year, such as comfort letters, attest services, consents, and assistance with review of documents filed with the SEC. Audit Fees also include advice about accounting matters that arose in connection with or as a result of the audit or the review of periodic consolidated financial statements and statutory audits that non-U.S. jurisdictions require.

Audit-related fees

Audit-Related Fees consist of assurance and related services that are reasonably related to the performance of the audit or review of Microsoft’s consolidated financial statements or internal control over financial reporting. This category may include fees related to the performance of audits and attest services not required by statute or regulations, audits of our employee benefit plans, due diligence related to mergers, acquisitions, and investments, additional revenue and license compliance procedures related to performance of the review or audit of Microsoft’s financial statements, third party assurance audits for cloud services, and accounting consultations about the application of generally accepted accounting principles to proposed transactions. Revenue assurance and license compliance includes procedures under contracts we have entered into that provide for review by an independent accountant, and advice about controls associated with the completeness and accuracy of our software licensing revenue. These services support the evaluation of the effectiveness of internal control over revenue recognition, and enhance the independent auditor’s understanding of our licensing programs and controls.

Tax fees

These fees consist generally of the two categories of tax compliance and return preparation, and of tax planning and advice. The tax compliance and return preparation services consisted of the preparation of original and amended tax returns and claims for refunds. During fiscal years 2013 and 2012, fees incurred for tax compliance and return preparation were approximately $40,000 for both years. Tax planning and advice consisted of support during income tax audits or inquiries. For fiscal year 2013 and 2012, fees incurred for tax planning and advice were approximately $17,000 and $10,000, respectively.

All other fees

All Other Fees consist of permitted services other than those that meet the criteria above and include training activities and economic, industry, and accounting subscriptions and surveys.

The Audit Committee has concluded the provision of the non-audit services listed above is compatible with maintaining the independence of Deloitte & Touche.

Audit Committee matters	44

Policy on Audit Committee pre-approval of audit and permissible non-audit services of independent auditor

The Audit Committee has established a policy for pre-approval of all audit and permissible non-audit services provided by the independent auditor. Each year, the Audit Committee approves the terms on which the independent auditor is engaged for the ensuing fiscal year. At least quarterly, the Committee reviews and, if appropriate, pre-approves services to be performed by the independent auditor, reviews a report summarizing fiscal year-to-date services provided by the independent auditor, and reviews an updated projection of the fiscal year’s estimated fees.

The Audit Committee, as permitted by its pre-approval policy, from time to time delegates the approval of certain permitted services or classes of services to a member of the Committee. The Committee then reviews the delegate’s approval decisions each quarter. Microsoft uses a centralized internal system to collect requests from Company personnel for services by the independent auditor to facilitate compliance with this pre-approval policy.

45	Audit Committee matters

Part 6	Proposals to be voted on at the meeting

Election of directors

Our Board of Directors has nine members, each of whom have been nominated for election at the Annual Meeting to hold office until the next annual meeting of shareholders. The nominees were evaluated and recommended by the Governance and Nominating Committee in accordance with its charter and our Corporate Governance Guidelines. For additional information about the nominees and their qualifications, please see Part 3 – “Board of Directors – Director nominations and qualifications.”

Each director will be elected by a vote of the majority of the votes cast, meaning that the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director.

Our Board of Directors recommends a vote FOR the election to the Board of each of the following nominees:

Name	Age	Director since	Occupation
Steven A. Ballmer	57	2000	CEO, Microsoft
Dina Dublon	60	2005	Former CFO and EVP, JPMorgan Chase & Co.
William H. Gates III	57	1981	Chairman, Microsoft
Maria M. Klawe	62	2009	President, Harvey Mudd College
Stephen J. Luczo	56	2012	CEO, Seagate Technology PLC
David F. Marquardt	64	1981	General Partner, August Capital
Charles H. Noski	61	2003	Former Vice Chairman, Bank of America Corporation
Helmut Panke	67	2003	Former Chairman of the Board of Management, BMW Bayerische Motoren Werke AG
John W. Thompson	64	2012	CEO, Virtual Instruments

Proposals to be voted on at the meeting	46

Approval of material terms of the performance goals under the Executive Officer Incentive Plan

Shareholders are being asked to approve the material terms of the performance goals that may apply to awards under the Executive Officer Incentive Plan (“Incentive Plan”). To comply with the performance-based compensation exception under Code Section 162(m), shareholders must approve these material terms at least every five years. This approval is necessary to preserve Microsoft’s federal income tax deduction for performance-based compensation paid to certain executive officers under Section 162(m) of the Internal Revenue Code.

The Compensation Committee has approved the amended Incentive Plan for the Company’s executive officers effective upon shareholder approval of this Proposal. As amended, the Incentive Plan increases the maximum limits on awards. The limits on equity awards are raised to the limits under our 2001 Stock Plan, so that we can ensure that all equity awards granted up to those limits can be deductible. The limits on cash awards are raised to the same level as for stock awards, to give the Committee greater flexibility in making cash awards in a variety of situations, including new hire awards. In addition, the amended Incentive Plan expands participation beyond executive officers to senior officers selected by the Committee.

The Incentive Plan represents the single largest component of overall compensation for named executive officers.

Section 162(m) Approval

Section 162(m) of the Internal Revenue Code (the “Code”) imposes an annual deduction limit of $1 million on the amount of compensation paid to each of the chief executive officer and certain other named executive officers. The deduction limit does not apply to performance-based compensation that satisfies the requirements of Section 162(m). The requirements of Section 162(m) for performance-based compensation include shareholder approval of the material terms of the performance goals under which the compensation is paid. The material terms include (1) the employees eligible to receive compensation upon attainment of a goal, (2) the business criteria on which the goals may be based, and (3) the maximum amount payable to an employee upon attainment of a goal.

Because of the performance-based compensation exception under Code Section 162(m) requires a review of individual facts, and there is limited binding guidance under 162(m), Microsoft cannot guarantee that the awards under the Incentive Plan to covered employees will qualify for exemption under Code Section 162(m). However, the intention of Microsoft and the

Compensation Committee is to have the ability to deduct performance-based awards under the Incentive Plan in compliance with Code Section 162(m).

Eligible employees. Awards under the Incentive Plan may be granted to executive officers of the Company and those other senior officers that the Committee has determined should participate in the Plan. Currently, only our executive officers have been selected for participation in the Incentive Plan.

Business Criteria/Performance Goals. Under the Incentive Plan, awards that are intended to qualify as performance-based compensation under Section 162(m) will be subject to the satisfaction of one or more one or more of the following business criteria:

•	sales or licensing volume,

•	revenues,

•	customer satisfaction,

•	expenses,

•	organizational health/productivity,

•	earnings (which includes similar measurements such as net profits, operating income and net income, and which may be calculated before or after taxes, interest, depreciation, amortization or taxes),

•	margins,

•	cash flow,

•	shareholder return,

•	return on equity,

•	return on assets or return on investments,

•	working capital,

•	shipments or releases,

•	technology advances and innovations,

•	brand or product recognition or acceptance (including market share), and/or

•	stock price.

Achievement of the goals may be measured:

•	individually, alternatively, or in any combination, including through an index;

•	with respect to Microsoft, a subsidiary, division, business unit, product line, product, or any combination of the foregoing;

•	on an absolute basis, or relative to a target, to a designated comparison group, to results in other periods, or to other external measures; and /or

•	including or excluding items that could affect the measurement, such as extraordinary or unusual and nonrecurring gains or losses, litigation or claim

47	Proposals to be voted on at the meeting

judgments or settlements, material changes in tax laws, acquisitions, divestitures, the cumulative effect of accounting changes, asset write-downs, restructuring charges, or the results of discontinued operations or products.

Maximum Awards. Prior to the amendment, the maximum amount that could be paid to any participant under the Incentive Plan in one or more performance periods ending in a fiscal year was $20 Million. To enable us to grant awards that are tax deductible under 162(m) in amounts that are permitted under our 2001 Stock Plan, the amended Incentive Plan provides that equity-based awards granted to any participant based on one or more performance periods ending in a fiscal year of the Company shall not exceed (i) 20,000,000 shares for stock options or stock appreciation rights, and (ii) 5,000,000 shares for stock awards (increased, in both cases proportionately, in the event of any stock split, stock dividend or similar event with respect to the shares). These limits on equity awards are the same as those found under our 2001 Stock Plan.

To give the Committee greater flexibility to grant tax-deductible awards in cash, the amended Incentive Plan now also provides that awards settled in cash based on one or more performance periods ending in a fiscal year of the Company shall (i) not exceed the stock award share limit above (5,000,000 shares) multiplied by the closing price per share of Company common stock on the last trading day coinciding with or preceding the date the cash award is paid, and (ii) reduce the share limits for the performance period(s) for equity awards by the number of whole shares that could be purchased with the cash award on the date of payment of the cash award.

The principal provisions of the Incentive Plan are summarized below. The summary is qualified in its entirety by reference to the actual Plan, a copy of which is attached as Appendix A to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC’s home page (www.sec.gov). In addition, a copy of the Incentive Plan, for which shareholder approval is being sought for the material terms of the performance criteria under Plan, may be obtained upon written request to: Investor Relations Department, Microsoft Corporation, One Microsoft Way, Redmond, WA 98052.

Description of the Executive Officer Incentive Plan

Administration. The Compensation Committee of the Board (the “Committee”) administers the Incentive Plan.

Eligibility. The Committee, in its discretion, will select the executive officers and other senior officers to whom awards will be granted. Currently, only our eight executive officers have been selected for participation in the Incentive Plan.

Granting of Awards. Not later than 90 days after the beginning of a performance period (normally a fiscal year) for which the Committee has determined to grant awards, the Committee will determine in writing (1) the participants receiving awards for the performance period, (2) the performance goals for each participant for the performance period, and (3) the amount payable to a participant upon attainment of the applicable performance goals for the performance period.

Performance Goals. See Business Criteria/Performance Goals above.

Incentive Pool. Unless otherwise determined by the Committee, the amount payable to a participant upon attainment of the applicable performance goals will be stated as a percentage of an incentive pool. The total of the incentive pool percentages assigned to all participants for a performance period shall not exceed 100%, and the amount of the incentive pool shall be determined under an objective formula or basis.

Performance Goal Satisfaction. After the close of a performance period, the Committee will determine whether the performance goals established for that performance period have been met.

Award Amount. If the Committee determines that the performance goals for a participant have been met for a performance period, the participant will be eligible to receive a payment for that performance period. However, the Committee will have the absolute discretion to impose vesting conditions on the receipt of payment, reduce the amount of, or eliminate entirely, the payment under an award to a participant.

Limitations on Awards. See Maximum Amount Payable above.

Payment of Awards. Shortly after approval of an award amount and the satisfaction of any vesting conditions, payment will be made in cash and/or a stock award under the 2001 Stock Plan, as determined by the Committee.

Discretionary Awards. The Committee may grant awards that are not intended to qualify as performance-based compensation under Code section 162(m) and as such will not meet one or more of the rules described above.

Nontransferability. Awards are not transferable other than by will or the laws of descent and distribution.

Amendment and Termination. The Committee may amend or terminate the Incentive Plan, or any part thereof, at any time and for any reason. However, an amendment will not be effective without shareholder approval if this approval is necessary (i) to ensure that Incentive Plan awards can qualify as performance-based compensation under

Proposals to be voted on at the meeting	48

Section 162(m), or (ii) otherwise under Internal Revenue Service or SEC regulations, the rules of NASDAQ or any other applicable law or regulation.

Plan Benefits. Because benefits under the Incentive Plan depend on the Committee’s actions, it is not possible to determine the benefits that will be received by participants under the Incentive Plan.

Federal Income Tax Consequences

The U.S. federal income tax consequences to the Company and its employees of awards under the Incentive Plan are complex and subject to change. The following discussion is only a brief summary of the applicable federal income tax rules. Recipients of awards should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply.

Participants will recognize ordinary compensation income when any cash amounts are paid to them under the Incentive Plan. Participants will also recognize ordinary compensation income when shares are delivered to them upon vesting of stock awards issued under the 2001 Stock Plan in settlement of awards under the Incentive Plan. The amount of income recognized in this situation will be based on the fair market value of the shares received. Subject to any limitations under section 162(m) of the Code, the Company generally will be entitled to a deduction equal to the amount of ordinary income that a participant is required to recognize. As mentioned above, Microsoft cannot guarantee that the deductibility of awards under the Incentive Plan that we intend to qualify as performance-based compensation under Section 162(m).

New plan benefits

Awards granted under the Incentive Plan will be subject to the Committee’s discretion, and the Committee has not determined future awards or who might receive them. The awards granted for the 2013 fiscal year would not have changed if the Incentive Plan had been in place. The awards granted for the 2013 fiscal year are set forth in the following table (and, for our named executives, are also set forth in the 2013 Summary Compensation Table and 2013 Grants of Plan-Based Awards table above.)

Name and principal position	Dollar value[1] ($)	Number of shares/units[1] (#)
Steven A. Ballmer Chief Executive Officer and Director	550,000	N/A
Amy E. Hood Chief Financial Officer	3,124,690	82,731
Peter S. Klein Former Chief Financial Officer	3,542,323	123,297
Kurt D. DelBene President, Microsoft Office Division	6,912,324	188,190
Satya Nadella President, Server and Tools	6,987,605	188,190
B. Kevin Turner Chief Operating Officer	9,595,629	259,572
Current Executive Officers as a Group (8)[2]	21,280,832	556,451
Current Non-Employee Directors as a Group	0	0
Current Employees OtherThan Executive Officers as a Group	0	0

(1)	Dollar value includes value of both cash awards and stock awards. Number of shares/units includes only stock awards.
(2)	Five of eight current executive officers were Incentive Plan participants in fiscal year 2013.

Vote Required and Board Recommendation

The affirmative vote of holders of a majority of the shares of common stock cast in person or by proxy is required to approve this proposal.

Our Board of Directors recommends a vote FOR approval this proposal.

49	Proposals to be voted on at the meeting

Advisory vote on executive compensation

As required by Section 14A of the Securities and Exchange Act of 1934, we are asking for your advisory vote on the following resolution (the “say-on-pay” resolution):

Resolved, that the shareholders approve, in a nonbinding vote, the compensation of the Company’s Named Executive Officers, as disclosed in Part 4 of this proxy statement.

We currently hold our say-on-pay vote every year. Shareholders will have an opportunity to cast an advisory vote on the frequency of say-on-pay votes at least every six years. The next advisory vote on the frequency of the say-on-pay vote will occur no later than 2017.

Statement in support

In 2009, we were one of the first U.S. public companies voluntarily to submit our executive compensation to a shareholder vote and it received the overwhelming support of nearly 99% of votes cast. The goals, philosophies, and practices in place then are fundamentally the same today. At the 2012 Annual Meeting, more than 94% of the votes cast supported our say-on-pay resolution.

Pay for performance

The discretionary structure of our compensation program allows our Board and Compensation Committee to determine pay based on a comprehensive view of the quantitative and qualitative factors they believe best reflect the results that will produce long-term business success. The correlation between our financial results and Named Executive Officer compensation actually awarded demonstrates the success of this approach. See, for example, the chart showing the relationship between total direct compensation and operating income in Part 4 – “Named Executive Officer compensation – Compensation discussion and analysis – Performance and pay – Fiscal year 2013 corporate performance.”

Sound program design

We designed our compensation programs for Named Executive Officers to attract, motivate, and retain the key executives who drive our success and industry leadership. Pay that reflects performance and alignment of that pay with the interests of long-term shareholders are key principles that underlie our compensation program design and decisions. We achieve our objectives through compensation that:

•	provides a competitive total pay opportunity,
•	consists primarily of stock-based compensation, which encourages our Named Executive Officers to act as owners with an equity stake in Microsoft,

•	links a significant portion of total compensation to performance we believe will create long-term shareholder value,

•	differentiates rewards based on the Named Executive Officer’s actual contributions to business performance,

•	enhances retention by subjecting a significant percentage of total compensation to multi-year vesting, and

•	does not encourage unnecessary and excessive risk taking.

Best practices in executive compensation

Our compensation programs for Named Executive Officers do not provide inappropriate incentives or reward inappropriate risks.

We do:

•	have an executive compensation recovery policy to ensure accountability,

•	have a stock ownership policy to reinforce alignment between shareholders and our executive officers, and

•	have a policy prohibiting pledging, trading in derivatives of and hedging Microsoft securities.

We do not:

•	award stock options,

•	offer special perquisites or benefits,

•	have employment contracts, change in control protections, or

•	have special retirement programs.

Although the vote is non-binding, the Board and the Compensation Committee will review the voting results and through our regular shareholder engagement seek to understand the factors that influenced the voting results. The Board and the Compensation Committee will consider constructive feedback obtained through this process in making future decisions about our executive compensation programs.

Our Board of Directors recommends a vote FOR approval, on a non-binding, advisory basis, of the compensation paid to our Named Executive Officers in fiscal year 2013.

Proposals to be voted on at the meeting	50

Ratification of independent auditor

The Audit Committee has selected Deloitte & Touche as Microsoft’s independent auditor for fiscal year 2014, and the Board asks shareholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise Microsoft’s independent auditor, the Board considers the selection of the independent auditor to be an important matter of shareholder concern and is submitting the selection of Deloitte & Touche for ratification by shareholders as a matter of good corporate practice. The Board considers the selection of Deloitte & Touche as Microsoft’s independent auditor for fiscal year 2014 to be in the best interests of Microsoft and its shareholders.

The affirmative vote of holders of a majority of the shares of common stock cast in person or by proxy at the meeting is required to approve the ratification of the selection of Deloitte & Touche as Microsoft’s independent auditor for the current fiscal year. If a majority of shareholders does not ratify the selection of Deloitte & Touche, the Audit Committee will consider the result a recommendation to consider the selection of a different firm.

The Board of Directors recommends a vote FOR the ratification of the independent auditor.

Proposals of shareholders for 2014 Annual Meeting

Shareholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting must submit their proposals so they are received by the Corporate Secretary of Microsoft at the address provided below no later than the close of business (5:30 p.m. Pacific Time) on June 9, 2014. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

In order to be properly brought before the 2014 Annual Meeting, a shareholder’s notice of a matter the shareholder wishes to present (other than a matter brought pursuant to SEC Rule 14a-8), or the person or persons the shareholder wishes to nominate as a director, must be received by the Corporate Secretary of Microsoft at the address provided below not less than 90 nor more than 120 days before the first anniversary of the date of the 2013 Annual Meeting. As a result, any notice given by a shareholder pursuant to these provisions of our Bylaws (and not pursuant to SEC Rule 14a-8) must be received no earlier than July 22, 2014, and no later than the close of business (5:30 p.m. Pacific Time) on August 21, 2014, unless our Annual Meeting date occurs more than 30 days before or 60 days after November 19, 2014. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the 2014 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the Annual Meeting or, if the first public announcement of the date of the Annual Meeting is less than 100 days prior to the date of the meeting, the 10th day following the day on which we first make a public announcement of the date of the meeting.

To be in proper form, a shareholder’s notice must include the information about the proposal or nominee as specified in our Bylaws. A shareholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaw and SEC requirements. Microsoft will not consider any proposal or nomination that is not timely or otherwise does not meet the Bylaw and SEC requirements for submitting a proposal or nomination.

Notices of intention to present proposals at the 2014 Annual Meeting must be addressed to: MSC 123/9999, Office of the Corporate Secretary, Microsoft Corporation, One Microsoft Way, Redmond, Washington 98052-6399. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

DATED: Redmond, Washington, October 7, 2013.

51	Proposals to be voted on at the meeting

Annex A to Microsoft 2013 Proxy Statement

Reconciliation of non-GAAP and GAAP financial measures

Adjusted financial results and non-GAAP measures

In addition to financial results reported in accordance with generally accepted accounting principles (“GAAP”), we have provided certain non-GAAP financial information to aid shareholders in better understanding the Company’s performance. Fiscal year 2012 and 2013 revenue has been adjusted for deferrals from sales of Windows 7 with an option to upgrade to Windows 8 Pro at a discounted price (the “Windows Upgrade Offer”). Fiscal year 2012 and 2013 operating income and EPS has been adjusted for Windows Upgrade Offer deferral, goodwill impairment and European Commission fine. Presenting these measures without the impact of these items gives additional insight into operational performance and helps clarify trends affecting the Company’s business. For comparability of reporting, management considers this information in conjunction with GAAP amounts in evaluating business performance. These non-GAAP financial measures should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

	Twelve Months Ended June 30,			Percentage Change
(In millions, except per share amounts and percentages)	Revenue	Operating income	Diluted EPS	Revenue	Operating income	Diluted EPS
2012 As reported (GAAP)	$73,723	$21,763	$2.00
Goodwill impairment		$6,193	$0.73
Windows Upgrade Offer	$540	$540	$0.06
2012 As adjusted (non-GAAP)	$74,263	$28,496	$2.78
2013 As reported (GAAP)	$77,849	$26,764	$2.58	6%	23%	29%
Windows Upgrade Offer	($540)	($540)	($0.05)
European Commission fine		$733	$0.09
2013 As adjusted (non-GAAP)	$77,309	$26,957	$2.62	4%	(5)%	(6)%

*	Totals do not foot due to rounding

52

Driving directions and parking

Downtown Bellevue

Driving Directions

From Seattle via SR-520

• Take SR-520 east to I-405 south.

• Take Exit 13A west to NE 4th Street westbound.

• Turn right onto 112th Avenue NE.

• Turn left onto NE 6th Street to Meydenbauer Center’s parking garage on the right.

From Seattle via I-90

• Take I-90 east to I-405 north.

• Take Exit 13A west to NE 4th Street westbound.

• Turn right onto 112th Avenue NE.

• Turn left onto NE 6th Street to Meydenbauer Center’s parking garage on right.

Parking

Due to limited parking availability, we encourage you to explore Metro Transit’s commuter services. The Bellevue Transit Center is conveniently located less than a block from Meydenbauer Center.

Parking validation for Meydenbauer Center garage will be available at the meeting.

Driving directions and parking facility

Appendix A

MICROSOFT CORPORATION

EXECUTIVE OFFICER INCENTIVE PLAN

ARTICLE 1

Purpose

The Microsoft Corporation Executive Officer Incentive Plan is intended to provide incentive compensation to executive officers of the Company and those other senior officers that the Committee has determined should participate in the Plan. Awards under the Plan may be intended to qualify as performance-based compensation under Sections 162(m) and 409A of the Internal Revenue Code.

ARTICLE 2

Definitions

The terms used in this Plan include the feminine as well as the masculine gender and the plural as well as the singular, as the context in which they are used requires. The following terms, unless the context requires otherwise, are defined as follows:

2.1	“Award” means the incentive compensation awarded by the Committee under Section 4.1. Awards may be in the form of cash awards and/or equity-based awards issued under the Stock Plan.

2.2	“Business Criteria” means the following: sales or licensing volume, revenues, customer satisfaction, expenses, organizational health/productivity, earnings (which includes similar measurements such as net profits, operating income and net income, and which may be calculated before or after taxes, interest, depreciation, amortization or taxes), margins, cash flow, shareholder return, return on equity, return on assets or return on investments, working capital, product shipments or releases, technology advances and innovations, brand or product recognition or acceptance (including market share) and/or stock price.

2.3	“Code” means the Internal Revenue Code of 1986, as amended.

2.4	“Committee” means the Compensation Committee of the Company’s Board of Directors.

2.5	“Company” means Microsoft Corporation.

2.6	“Deferred Compensation Plan” means the Microsoft Corporation Deferred Compensation Plan, or a similar or successor plan or other arrangement for the deferral of compensation specified by the Committee.

2.7	“Participant” means an employee described in Article 3 of the Plan.

2.8	“Performance Goals” means the written objective performance goals for Awards under the Plan. To the extent required by Section 162(m), the Performance Goals shall be stated in terms of one or more Business Criteria. Performance Goals may be measured: individually, alternatively or in any combination, including through an index; with respect to the Company, a Company subsidiary, division, business unit, product line, product or any combination of the foregoing; on an absolute basis, or relative to a target, to a designated comparison group, to results in other periods or to other external measures. The Committee may specify any reasonable definition of the measures it uses. Such definitions may provide for reasonable adjustments to the measures and may include or exclude items, including but not limited to: extraordinary or unusual and nonrecurring gains or losses, litigation or claim judgments or settlements, material changes in tax laws, acquisitions or divestitures, the cumulative effect of accounting changes, asset write-downs, restructuring charges, or the results of discontinued operations or products.

2.9	“Performance Period” means the period for which an Award is made as determined by the Committee.

2.10	“Plan” means the Microsoft Corporation Executive Officer Incentive Plan, as it may be amended from time to time.

2.11	“Section 162(m)” means Code Section 162(m) and applicable IRS guidance issued thereunder.

2.12	“Stock Plan” means the Company’s 2001 Stock Plan, or a similar or successor plan or other arrangement of the issuance of equity-based awards specified by the Committee.

ARTICLE 3

Eligibility and Participation

Executive officers of the Company are eligible to receive Awards under the Plan. In addition, other senior officers of the Company may be designated by the Committee to receive awards under the Plan. Any person who receives an Award under Section 4.1 shall be a Participant in the Plan and shall continue to be a Participant until any amounts due under any Awards he may receive have been paid.

ARTICLE 4

Incentive Awards

4.1	Grants of Awards.

(a)	Establishment of Written Terms – Not later than 90 days after the beginning of a Performance Period for which the Committee has determined to grant Awards under the Plan (or within the first 25% of the Performance Period for any Performance Period that is less than 12 months) or any other date required or permitted under Section 162(m), the Committee shall determine in writing (a) the Participants receiving Awards for the Performance Period, (b) the Performance Goals for each Participant for the Performance Period, and (c) the amount payable to a Participant upon attainment of the applicable Performance Goals for the Performance Period.

(b)	Incentive Pools – Unless otherwise determined by the Committee, the amount payable to a Participant upon attainment of the applicable Performance Goals for a Performance Period will be stated as a percentage of an incentive pool. As described in Section 4.3 below, the amount of a Participant’s Award may be reduced below the amount determined by multiplying the incentive pool percentage by the incentive pool for the Performance Period. The total of the incentive pool percentages assigned to all Participants for a Performance Period shall not exceed 100%, and the amount of the incentive pool shall be determined under an objective formula or basis.

(c)	Maximum Amount – The maximum number of shares of Company common stock with respect to which equity-based Awards may be granted to any Participant based on one or more Performance Periods ending in a fiscal year of the Company shall not exceed (i) 20,000,000 shares for stock options or stock appreciation rights, and (ii) 5,000,000 shares for stock awards (increased, in both cases proportionately, in the event of any stock split, stock dividend or similar event with respect to the shares). The maximum Awards settled in cash based on one or more Performance Periods ending in a fiscal year of the Company shall (i) not exceed the stock award share limit above multiplied by the closing price per share of Company common stock on the last trading day coinciding with or preceding the date the cash Award is paid, and (ii) reduce the share limits for the Performance Period(s) for equity awards by the number of whole shares that could be purchased with the cash Award on the date of payment of the cash Award.

(d)	New Executive Officers – The Committee may grant an Award to an individual who becomes an executive officer during a Company fiscal year based on performance during the balance of the fiscal year or such other Performance Period as it determines. If the Performance Period for such an Award is less than 12 months, within the first 25% of the Performance Period or any other date required or permitted under Section 162(m), the Committee shall determine in writing (a) Performance Goals for the Performance Period, and (b) the amount payable to the Participant upon attainment of the applicable Performance Goals for the Performance Period. The amount payable to such a Participant upon attainment of the applicable Performance Goals for a Performance Period may be stated as a percentage of an incentive pool.

(e)	Annual Awards – Each Company fiscal year for which the Committee intends to grant an Award is a Performance Period for which the Committee will specify (1) the Participants, (2) an incentive pool that is a percentage of the Company’s operating income for the fiscal year, as reported in the Company’s financial statements (“Operating Income”), and (3) each Participant’s incentive pool percentage for the Performance

Period. In addition, if an employee becomes an executive officer of the Company after the first quarter of the Company’s fiscal year, then the remainder of that fiscal year, including the quarter in which the employee becomes an executive officer, will be a Performance Period for which the Committee will specify: (1) such Participant (or Participants), (2) an incentive pool that is a percentage of the Company’s Operating Income for the Performance Period, and (3) each Participant’s incentive pool percentage for the Performance Period.

No payments will be made under an Award described in Section 4.1(e) unless the Company’s Operating Income for the Performance Period is greater than zero; this positive Operating Income requirement is the Performance Goal for the applicable Performance Period.

4.2	Performance Goal Satisfaction and Certification. Within a reasonable time after the close of a Performance Period, the Committee shall determine whether the Performance Goals established for that Performance Period have been met. If the Performance Goals have been met, the Committee shall so certify in writing to the extent required by Section 162(m).

4.3	Award Amount. If the Committee has made the written certification under Section 4.2 for a Performance Period, each Participant to whom the certification applies shall be eligible to receive a payment under their Award for that Performance Period. For any Performance Period, however, the Committee (and, with respect to Awards for the chief executive officer, two or more independent members of the Company’s Board of Directors who are outside directors within the meaning of Section 162(m)) shall have the absolute discretion to reduce the amount of, or eliminate entirely, the payment under an Award to one or more of the Participants. Payment of all or part of an Award amount in the form of an equity compensation grant shall be made under, and subject to the terms and conditions of, the Stock Plan and the applicable grant documentation.

4.4	Payment of the Award.

(a)	Payment of an Award for a Performance Period ending with a Company’s fiscal year shall be made by the end of the fiscal quarter following the end of the fiscal year. Unless otherwise specified by the Committee, payment of an Award shall be made no later than March 15 of the calendar year following the close of the Performance Period (or if later, by the 15th day of the third month following the end of the Company’s fiscal year containing the last day of the Performance Period).

(b)	As permitted by the Committee, a Participant may, in accordance with section 409A of the Code, voluntarily defer receipt of an Award in the form of cash under the terms of the Deferred Compensation Plan.

(c)	The Company shall have the right to deduct from any Award payable in cash any applicable Federal, state and local income and employment taxes and any other amounts that the Company is required to deduct. Deductions from an Award in the form of an equity compensation award shall be governed by the Company’s 2001 Stock Plan and the applicable grant documentation.

4.5	Eligibility for Payments. Unless otherwise determined by the Committee, a Participant shall be eligible to receive payment under an Award for a Performance Period only if the Participant is employed by the Company or a Company subsidiary on the last day of the Performance Period, and only if the Participant satisfies any other conditions to receipt of the Award specified by the Committee.

4.6	Discretionary Awards. The Committee may grant Awards under the Plan that are not intended to qualify as performance-based compensation under Section 162(m) and as such will not need to meet the requirements of this Article 4.

ARTICLE 5

Administration

5.1	General Administration. The Plan is to be administered by the Committee. Subject to the terms and conditions of the Plan, the Committee is authorized and empowered in its sole discretion to select Participants and to make Awards in such amounts and upon such terms and conditions as it shall determine.

5.2	Administrative Rules. The Committee shall have full power and authority to adopt, amend and rescind administrative guidelines, rules and regulations pertaining to this Plan and to interpret the Plan and rule on any questions respecting any of its provisions, terms and conditions.

5.3	Decisions Binding. All decisions of the Committee concerning this Plan shall be binding on the Company and its subsidiaries and their respective boards of directors, and on all Participants and other persons claiming rights under the Plan.

5.4	Section 162(m) and Shareholder Approval. Other than Awards issued under Section 4.6, Awards under this Plan are intended to satisfy the applicable requirements for the performance-based compensation exception under Section 162(m). It is intended that the Plan be administered, interpreted and construed so that such Awards (“162(m) Awards”) meet such requirements. Payments under 162(m) Awards shall be contingent upon shareholder approval of the material terms of the Plan in accordance with Section 162(m). Unless and until such shareholder approval is obtained, no amounts shall be paid under 162(m) Awards.

5.5	Recovery Policy. Amounts paid under the Plan shall be subject to recovery by the Company under its executive compensation recovery policy as in effect from time to time.

ARTICLE 6

Amendments and Termination

The Plan may be amended or terminated by the Committee at any time. All amendments to this Plan, including an amendment to terminate the Plan, shall be in writing. An amendment shall not be effective without the approval of the shareholders of the Company if such approval is necessary to continue to qualify Awards (other than those issued under Section 4.6) as performance-based compensation under Section 162(m), or otherwise under Internal Revenue Service or SEC regulations, the rules of NASDAQ or any other applicable law or regulations, as reasonably interpreted by the Committee in its sole discretion.

ARTICLE 7

Miscellaneous

7.1	Duration of the Plan. The Plan shall remain in effect until all Performance Periods related to Awards made under the Plan have expired and any payments under such Awards have been made.

7.2	Awards Not Assignable. No Award, or any right thereto, shall be assignable or transferable by a Participant except by will or by the laws of descent and distribution. Any attempted assignment or alienation shall be void and of no force or effect.

7.3	Participant Rights. The right of any Participant to receive any Award payments under the provisions of the Plan shall be an unsecured claim against the general assets of the Company. The Plan shall not create, nor be construed in any manner as having created, any right by a Participant to any Award for a Performance Period because of a Participant’s participation in the Plan for any prior Performance Period.

7.4	Employment at Will. Neither this Plan nor any action or communication under this Plan: (1) gives any employee any right with respect to employment or continuation of current employment with the Company or its subsidiaries or to employment that is not terminable at will, or (2) sets any employee’s employment with the Company or its subsidiaries for any minimum or fixed period. Employment by the Company or a Company subsidiary may be terminated by either the employee or the employer at any time, for any reason or no reason, with or without cause, and with or without notice or any kind of pre- or post-termination warning, discipline or procedure. This Section 7.4 applies to employment in the United States.

7.5	Successors. Any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the Company’s business or assets, shall assume the Company’s liabilities under this Plan and perform any duties and responsibilities in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

7.6	References. All statutory and regulatory references in this Plan include successor provisions.

7.7	Severability. If any provision of the Plan is held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted.

7.8	Applicable Law and Venue. The Plan shall be governed by the laws of the State of Washington. If the Company or any Participant (or beneficiary) initiates litigation related to this Plan, the venue for such action will be in King County, Washington.

C/O AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC 6201 15TH AVENUE BROOKLYN, NY 11219

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR code above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MSFT13

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M62855-TBD                    KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MICROSOFT CORPORATION
The Board of Directors recommends a vote “FOR” EACH OF THE FOLLOWING NOMINEES, “FOR” PROPOSAL 10, “FOR” PROPOSAL 11 and “FOR” PROPOSAL 12.

Election of Directors: (The Board recommends a vote FOR each nominee)		For	Against	Abstain
1. Steven A. Ballmer		☐	☐	☐			For	Against	Abstain
2. Dina Dublon		☐	☐	☐	8. Helmut Panke		☐	☐	☐
3. William H. Gates III		☐	☐	☐	9. John W. Thompson		☐	☐	☐
4. Maria M. Klawe		☐	☐	☐	10. Approve material terms of the performance criteria under the Executive Officer Incentive Plan (The Board recommends a vote FOR this proposal)		☐	☐	☐

5. Stephen J. Luczo		☐	☐	☐	11. Advisory vote on executive compensation (The Board recommends a vote FOR this proposal)		☐	☐	☐
6. David F. Marquardt		☐	☐	☐	12. Ratification of Deloitte & Touche LLP as our independent auditor for fiscal year 2014 (The Board recommends a vote FOR this proposal)		☐	☐	☐
7. Charles H. Noski		☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Note:        Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Annual Meeting Information:
Location:	Meydenbauer Center
11100 NE 6th Street
Bellevue, WA 98004
Date:	November 19, 2013
Time:	8:00 AM PT

In order to be admitted to the Annual Meeting, you must present one of the following as proof of ownership of Microsoft stock on the record date.

•	Notice of Internet Availability of Proxy Materials

•	Proxy card

•	Legal proxy provided by your bank, broker, or nominee

•	Voting instruction card

•	If you received your proxy materials by e-mail, a printout of the e-mail

•	Brokerage statement or letter from a bank or broker indicating ownership on the record date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M62856-TBD
MICROSOFT CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints WILLIAM H. GATES III and STEVEN A. BALLMER, and each of them, with full power of substitution, as proxies to vote all the shares which the undersigned is entitled to vote at the Annual Meeting of the Company to be held at the Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington, November 19, 2013 at 8:00 a.m. and at any adjournments thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof in accordance with and as described in the Notice and Proxy Statement of the Annual Meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

SCAN TO

VIEW MATERIALS & VOTE

MICROSOFT CORPORATION

ANNUAL MEETING FOR HOLDERS AS OF 9/13/13

TO BE HELD ON 11/19/13

Your vote is important. Thank you for voting.

Read the Proxy Statement and have the voting instruction form below at hand. Please note that the telephone and Internet voting turns off at 11:59 pm ET the night before the meeting or cutoff date.

To vote by Internet

Before The Meeting

1) Go to website www.proxyvote.com or scan the QR Code above.

2) Follow the instructions provided on the website.

During The Meeting

1) Go to website www.virtualshareholdermeeting.com/MSFT13.

2) Follow the instructions provided on the website.

To vote by Telephone

1) Call 1-800-454-8683.

2) Follow the instructions.

To vote by Mail

1) Check the appropriate boxes on the voting instruction form below.

2) Sign and date the voting instruction form.

3) Return the voting instruction form in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M62885-TBD

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting. The following materials are available at www.proxyvote.com: Notice and Proxy Statement and Annual Report

The Board of Directors recommends you vote FOR the following proposals:

Election of Directors: (The Board recommends a vote FOR each nominee)

For

Against

Abstain

1.Steven A. Ballmer ☐  ☐  ☐

2.Dina Dublon ☐  ☐  ☐

3.William H. Gates lll ☐  ☐  ☐

4.Maria M. Klawe ☐  ☐  ☐

5.Stephen J. Luczo ☐  ☐  ☐

6.David F. Marquardt ☐  ☐  ☐

7.Charles H. Noski ☐  ☐  ☐

8.Helmut Panke ☐  ☐  ☐

9.John W. Thompson ☐  ☐  ☐

PLEASE “X” HERE ONLY IF YOU PLAN TO ATTEND THE MEETING AND VOTE THESE SHARES IN PERSON ☐

For

Against

Abstain

10. Approve material terms of the performance criteria under the Executive Officer Incentive Plan (The Board recommends a vote FOR this proposal) ☐  ☐  ☐

11. Advisory vote on executive compensation (The Board recommends a vote FOR this proposal) ☐  ☐  ☐

12. Ratification of Deloitte & Touche LLP as our independent auditor for fiscal year 2014 (The Board recommends a vote FOR this proposal) ☐  ☐  ☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]

Date